Exhibit 99.2

Roivant Overview May 2021

This confidential investor presentation (this “Presentation”) was prepared by Montes Archimedes Acquisition Corp. (“SPAC”) an d Roivant Sciences Ltd. (the “Company”). This Presentation is for its intended audience and for informational purposes only, and is not intended for reproduction or a ny further dissemination beyond its initial intended recipients without SPAC’s and the Company’s consent, consistent with the terms of any confidentiality agreement entered into between the recipient of this Presentation and SPAC and/or the Company. The Presentation has been prepared to assist parties in making their own evaluation with respect to the proposed transactions (the “Business Combination”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), by and among SPAC, and the Company or one of its affiliates and for no other purpose. It is not intended to form the basis of any investment decision or any other decisions with respect of the Business Combination. The information contained herein does not purport to be all -inclusive and none of the SPAC, the Company or any of their respective affiliates, directors or officers makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. This Presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Presentation shall also not constitute an offer to sell, the solicitation of an offer to buy or a recommendation to purchase any securities of the SPAC, the Company or any of their respective affiliates in connection with the Business Combination or otherwise, nor shall there be an y sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offer to sell securities will be made only pursuant to a definitive Subscription Agreement and will be made in reliance on an exemption fro m registration under the Securities Act of 1933, as amended (the “Securities Act”), for offers and sales of securities that do not involve a public offering. An investment in the securities of SPAC or the Company is speculative and involves a high degree of risk. Investors must be prepared to bear the economic risks of any i nvestment in the securities for an indefinite period and be able to withstand a total loss of their investment. Investors should carefully consider their own investigation and due diligence of SPAC and/or the Company and the terms of any offering. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any d ecision. SPAC and the Company reserve the right to withdraw or amend for any reason any offering and to reject any Subscription Agreement for any reason. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934 as amended, and the rules and regulations promulgated thereunder ( the "Exchange Act"), and that the recipient will neit her use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. Forward Looking Statements This Presentation may contain forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements include, without limitation, statements regarding the estimated future financial performance, financial position and financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination and any related financing, the level of redemption by SPAC’s public stockholders, the timing of the completion of th e Business Combination, anticipated ownership percentages of the combined company’s stockholders following the potential transaction, and the business strategy, plans and objectives of manag ement for future operations, including as they relate to the potential Business Combination. Future results are not possible to predict. Opinions and estimates offered in this Presentation constitute SPAC’s and the Company’s judgment and are subject to change without notice, as are statements about market trends, which are based on current market conditions. This Presentation contains forward-looking statements, including without limitation, forward-looking statements that represent opinions, expectations, beliefs, intentions, estimates or strategies regarding the future of SPAC and the Company and its affiliates, which may not be realized. Forward-looking statements can be identified by the words, including, without limitation, “believe,” “anticipate,” “continue,” “estimate,” “may,” “project,” “expect,” “plan,” “potential,” “target,” “intend,” “seek,” “will,” “would,” “could,” “should,” or the negative or plural of these words, or oth er similar expressions that are predictions or indicate future events, trends or prospects but the absence of these words does not necessarily mean that a statement is not forward-looking. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including strategies or plans as they relate to the Business Combination, are also forward-looking statements. In addition, promising interim results or other preliminary analyses do not in any way ensure that later or final results in a clinical trial or in related or similar clinical trials will replicate those interim results. The product candidates discussed herein are investigational and not approved and there can be no assurance that the clinical programs will be successful in demonstrating safety and/or efficacy, that any company will not encounter problems or delays in clinical development, or that any product candidates will ever receive regulatory approval or be succes sfully commercialized. All forward-looking statements are based on estimates and assumptions that are inherently uncertain and that could cause actual results to differ materially from expected results. Many of these factors are beyond SPAC’s and the Company’s ability to control or predict. These risks and uncertainties include, but are not limited to: (1) SPAC’s ability to complete the Business Combination or, if SPAC does not complete the Business Combination, any other initial business combination; (2) satisfaction or waiver (if applicable) of the conditions to the Business Combination, including with respect to the approval of the stockholders of SPAC; (3) the ability to maintain the listing of the combined company’s securities on the Nasdaq; (4) the inability to complete the fin ancing of the Business Combination; (5) the risk that the Business Combination disrupts current plans and operations of SPAC or the Company as a result of the announcement and consummation of the transaction described herein; (6) the ability to recognize the anticipated benefits of the Business Combination, which ma y be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, mai ntain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations an d delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to co mplete the Business Combination; (9) the possibility that SPAC and the Company may be adversely affected by other economic, business, and/or competitive factors, including the COVID-19 pandemic; (10) the outcome of any legal proceedings that may be instituted against SPAC, the Company or any of their respective directo rs or officers following the announcement of the Business Combination; (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties indicated fro m time to time in the final prospectus, dated October 6, 2020, relating to SPAC’s initial public offering and the preliminary proxy statement / prospectus of SPAC related to the Business Combination, including those under “Risk Factors” therein, other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by SPAC, and the other risks and uncertainties described in the most recent Annual or Quarterly Reports on Form 10-K or 10-Q, as applicable, filed with the SEC by Arbutus Biopharma Corp., Immunovant, Inc., Myovant Sciences Ltd., Sio Gene Therapies Inc., and Urovant Sciences Ltd., as updated by their respective subsequent filings with the SEC. You are cautioned not to place undue reliance upon any forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made, based on information available as of the date of this Presentation, and such information may be inaccurate or incomplete. In particular, and without limiting the foregoing, any information pertaining to Immunovant, Inc. included in this Presentation is based solely on publicly available information as of February 16, 2021. SPAC and the Company undertake no obligation to publicly update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by law. On or about May 1, 2021, Roivant and certain of its affiliates, including Sinovant Sciences HK Limited (“Sinovant”), entered into an agreement (the “APA”) with Sumitomo Dainippon Pharma Co., Ltd. and certain of its affiliates (collectivel y, “Sumitomo”) pursuant to which, among other matters, Roivant and Sinovant agreed to transfer to Sumitomo the rights to certain assets held by Sinovant. See slide 79 for more information. The transactions contemplated by the APA are expected to close in the second quarter of 2021, subject to customary closing conditions. There is no assurance that the transactions contemplated by the APA will be consummated on the terms set forth therein and herein or at all. 2

Key Performance Indicators This Presentation includes certain key performance indicators (“KPIs”). Management regularly reviews these and other KPIs to assess the Company’s operating results. Realized return on our investments in Vants and technology sold to DSP reflect the value realized directly from the DSP transaction. The Company measures its return on publicly traded Vants by comparing the value of its ownership stake in the public Vants against its aggregate investment in those entities. The Company believes these KPIs are useful to investors in assessing operating results and returns on historical investments. These KPIs should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. There is no assurance the future investments will achieve similar results Use of Projections This Presentation may contain financial forecasts or projections with respect to SPAC, the Company and their respective affil iates. No representation or warranty, express or implied, is made by SPAC, the Company or their respective affiliates, or SPAC’s or the Company’s or such affiliates’ respective directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information contained herein, or any othe r written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the Business Combination, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements or otherwise, relating thereto. Without limiting the generality of the foregoing, no audit or review has been undertaken by an independent third party of the financial assumptions, data, results, calculations and forecasts contained, presented or referred to in this Presentation. You should conduct your own independent investigation and assessment as to the validity of the information contained in this Presentation and the economic, financial, regulatory, legal, taxation, stamp duty and accounting implications of that information. This Presentation does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to SPAC, the Company and/or the Business Combination, and does not constitute investment, tax or legal advice. The recipient also acknowledges and agrees that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be mat erial. SPAC and the Company disclaim any duty to update the information contained in this Presentation. Any and all trademarks and trade names referred to in this Presentation are the property of their respective owners. SPAC and the Company do not intend the use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of SPAC or the Company by, any other companies. Industry and Market Data In this Presentation, SPAC and the Company may rely on and refer to certain information and statistics obtained from third-party sources which they believe to be reliable. Neither SPAC nor the Company has independently verified the accuracy or completene ss of any such third-party information. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any such third-party information. Additional Information SPAC intends to file with the SEC a proxy statement / prospectus on Form S-4 relating to the proposed Business Combination, which will be mailed to its stockholders once definitive. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. SPAC's stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and th e amendments thereto and the proxy statement / prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important informa tion about the Company, SPAC and the Business Combination. When available, the proxy statement / prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of SPAC as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. Last Modified: May 1, 2021. Participants in the Solicitation SPAC and its directors and executive officers may be deemed participants in the solicitation of proxies from SPAC's stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a descri ption of their interests in SPAC is contained in SPAC's Registration Statement on Form S-1 as effective on October 6, 2020, which was filed with the SEC and is available free of charge at the SEC’s web site at www sec gov. Additional information regarding the interests of such participants will be contained in the proxy statement / prospectus for the proposed Business Combination when available. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of SPAC in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement / prospectus for the proposed Business Combination when available. 3

[LOGO]

Vivek Ramaswamy Founder & Executive Chairman Mr. Ramaswamy graduated summa cum laude in Biology from Harvard University in 2007 and began his career as a successful biotech investor where he oversaw investments in numerous companies, including those that helped develop curative treatment regimens for hepatitis C virus. He continued to work as an investor while earning his law degree from Yale Law School, where he was a Paul & Daisy Soros Fellow. Mr. Ramaswamy founded Roivant in 2014 and served as Chief Executive Officer until 2021. Matthew Gline Chief Executive Officer Mr. Gline joined Roivant in 2016 and served as Chief Financial Officer from 2017 until 2021, when he was appointed our Chief Executive Officer. Prior to Roivant, Mr. Gline was a Vice President at Goldman Sachs, Fixed Income Digital Structuring, where he focused on technology and data strategy. Prior to Goldman Sachs, Mr. Gline was a co-founder of Fourthree, a risk analytics technology and consulting company. Mr. Gline earned his AB in Physics from Harvard University. Jim Momtazee Chairman and CEO, Montes Archimedes Acquisition Corp Mr. Momtazee is currently the Managing Partner of Patient Square Capital and has over 24 years of investment and acquisition experience. Prior to Patient Square Capital and Montes Archimedes Acquisition Corp, Mr. Momtazee spent over 21 years at KKR & Co., where he helped form the health care industry group in 2001 and ran the group for over 10 years. Mr. Momtazee currently serves on the Board of Directors of BridgeBio, PRA Health Sciences (lead independent director), and the Medical Device Manufacturers Association. He earned his BA and MBA from Stanford University. 5

Transaction Overview

- Roivant has entered into a definitive agreement to merge with Montes Archimedes Acquisition Corp. (MAAC)
- All-primary transaction values the pro forma Company at an enterprise value of $5.0BN, and the Company would have a $2.3BN pro forma net cash balance[1,2,3]
- The transaction will result in gross proceeds of $611M, through a combination of:
  - MAAC's $411M cash in trust[1]
  - $200M of committed PIPE financing
- Cash on hand will allow for runway through mid-2024 to fuel continued growth and investment initiatives[1,2,4]
- Current Roivant shareholders expect ~92% pro forma ownership[1,3]
- This transaction aligns priorities towards a successful long-term partnership that is focused on the Company's continued growth with:
  - Long-term lock-up for sponsor and key equityholders, including 50% locked-up for three years[5]
  - Conversion of some sponsor shares to earn-out shares that vest based on the Company's performance[6]
- Closing expected in 3Q 2021

ROIVANT SCIENCES

Source: Company filings and estimates. All figures are as of December 31, 2020 unless otherwise noted.

1. Assumes no SPAC redemptions. 2. Assumes $200M PIPE financing. Includes cash, cash equivalents, and restricted cash, net of debt and noncontrolling interest. 3. Includes all issued and outstanding common shares and non-voting common shares. Includes PIPE investments committed by existing shareholders. Totals include shares issued and expected to be issued to former Silicon Therapeutics shareholders, including assumed settlement of the $100M "Second Tranche" in equity. Excludes impact of options, RSUs, and other compensatory equity instruments. Ownership calculation includes former Silicon Therapeutics shareholders together with legacy Roivant shareholders. 4. Assumes Roivant fully funds all existing consolidated Vants excluding Immunovant, Cytovant and Genevant. Assumes no pipeline attrition from program failures and excludes budget for new investments. 5. Key equityholders will have 25% of shares locked-up for 6 months, 25% locked-up for 1 year, and 50% locked-up for 3 years. Sponsor will have 25% of shares locked-up for 6 months, 25% of shares locked-up for 12 months after Earn-Out conditions have been met, and 50% of shares locked-up for 3 years. 6. 20% and 10% of Sponsor shares will be converted into Earn-Out shares that will vest if the Company's stock price closes at or above $15.00 and $20.00, respectively, for 20 of 30 trading days within 5 years of closing. Earn-Out Shares and the Retained Shares equal to one-half of the percentage of redeemed public Class A shares will be forfeited, up to a maximum of 25% of the total number of each.

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Montes Archimedes Investment Thesis

- Longstanding relationship with Roivant management team

- Pattern recognition from experience with other successful biopharma platform companies bridgebio (Mar'16 – Present)

Jazz Pharmaceuticals (Feb'04 – Jan'14)

Ingredients for Success

Management	Business Model	Important Medicines

- Investment thesis regarding Roivant:
  - World-class team
  - Innovative business model
  - Demonstrable success
  - Proprietary technology assets
  - Promising pipeline
  - Platform for further Vant development

ROIVANT SCIENCES

7

Roivant has advanced pipeline and platform technology with multi-billion dollar valuation comparables ($ in billions) $13.41 $21.23 $9.93 $3.43 & $7.23 Comparables $1.73 $14.73 $6.54 $2.53 $2.03 $2.03 $1.43 $5.43 $2.93 All product candidates at the Vants are investigational and subject to regulatory approval. There is no guarantee that the Va nts will achieve valuations in line with the comparable companies included above. All trademarks are property of8 their respective owners. See page 76 for detail on Vant ownership. Otezla acquired by Amgen in November 2019. 2. Anacor acquired by Pfizer in June 2016. 3. Market capitalizations for compar ables as of April 30, 2021 unless otherwise indicated. 4. Momenta acquired by Johnson & Johnson in October 2020.

OUR MISSIONImprove the delivery of healthcare to patients by treating every inefficiency as an opportunity WHAT WE DODevelop transformative medicines faster by building technologies and deploying talent in creative ways HOW WE DO ITLeverage the Roivant platform to launch Vants – nimble companies focused on developing transformative medicines and technologies Our Principles Create Value2. Be Contrarian3. Climb the Wall4. Sweat the Details5. Evolve or Die 9

What Have We Done?

Select Achievements

- ✓ **8** positive Phase 3 trials of 9 total[1]
- ✓ **2 FDA approvals** from Vants launched by Roivant and owned by Sumitovant[1]
- ✓ **$3BN upfront** transaction with Sumitomo Dainippon Pharma (DSP)
- ✓ Multiple technology platforms powering Roivant programs while generating growing revenues

Improving ROI on Pharma R&D

4.3x — Realized return: $1.9BN on ~$433M investment in Vants and tech sold to DSP (excludes $1BN in Roivant equity acquired by DSP)[2]

3.7x — $1.1BN ownership stake in publicly listed Vants on ~$288M investment[3]

>40 medicines brought into development[1]

>20 Vants launched[1]

>800 employees across Roivant and Vants[1]

>$2BN consolidated cash balance[4]

ROIVANT SCIENCES

Cited figures and associated investment multiples are Key Performance Indicators. Please refer to the information included on Slide 3 with respect to our KPIs.

1. Vant summary statistics include Arbutus, Datavant, and Sio, in which Roivant has a non-controlling interest, and various undisclosed Vants as of March 31, 2021. Medicine, Vant launch, and approval figures include Alliance Vants transferred to Sumitovant, a wholly-owned subsidiary of Sumitomo Dainippon Pharma ("Sumitomo"), in December 2019. SPIRIT 1 and SPIRIT 2 were completed subsequent to Myovant's transfer to Sumitovant. 2. Based on aggregate Roivant investments in tech assets and in the five transferred Vants from Vant inception to transaction close, and aggregate proceeds received at closing of the Sumitomo Transaction, excluding (i) Any potential future proceeds from the exercise of the Option Vants (ii) a $1BN allocation to Sumitomo's purchase of Roivant equity and (iii) $99.1M liability related to Option Vants. Excludes investment in Sinovant and any proceeds received from the termination of Sumitomo's options to purchase Roivant's ownership interest in certain Vants, as described on slide 79. 3. Public market values as of April 30, 2021. Values ABUS preferred stock as common stock. 4. Consolidated cash position as of December 31, 2020

10

Note: On Dec. 18, 2020, the FDA approved relugolix for the treatment of adult patients with advanced prostate cancer. On Dec. 23, 2020, the FDA approved vibegron for the treatment of adult patients with overactive bladder. Otherwise, 11 the drugs noted above in current pipeline are investigational and subject to health authority approval. Topline results dates are based on corresponding Vant press releases. Relugolix and vibegron are being developed by Myovant a nd Urovant, two Vants that were transferred to Sumitovant, a wholly-owned subsidiary of Sumitomo Dainippon Pharma, in December 2019. *SPIRIT 1 and SPIRIT 2 were completed subsequent to Myovant’s transfer to Sumitovant. Trial geography maps indicate continents with trial sites and do not represent all countries within a given continent.

Development Pipeline

	Modality	Preclin	Phase 1	Phase 2	Phase 3
TAPINAROF Psoriasis | *Dermavant*	Topical				▶
TAPINAROF Atopic Dermatitis | *Dermavant*	Topical			▶	
CERDULATINIB Vitiligo | *Dermavant*	Topical			▶	
IMVT-1401 Myasthenia Gravis | *Immunovant*	Biologic			▶	
IMVT-1401 Thyroid Eye Disease | *Immunovant*	Biologic			▶	
IMVT-1401 Warm Autoimmune Hemolytic Anemia | *Immunovant*	Biologic			▶	
ARU-1801 Sickle Cell Disease | *Aruvant*	Gene Therapy			▶	
AXO-LENTI-PD Parkinson's Disease | *Sio Gene Therapies*	Gene Therapy			▶	
AXO-AAV-GM1 GM1 Gangliosidosis | *Sio Gene Therapies*	Gene Therapy			▶	
AXO-AAV-GM2 Tay-Sachs/Sandhoff Disease | *Sio Gene Therapies*	Gene Therapy			▶	
AB-729 Hepatitis B | *Arbutus*	RNA Therapy			▶	
GIMSILUMAB COVID-19 Associated ARDS | *Kinevant*	Biologic			▶	
NAMILUMAB Sarcoidosis | *Kinevant*	Biologic		▶		
AB-836 Hepatitis B | *Arbutus*	Small Molecule		▶		
LSVT-1701 *Staph Aureus* Bacteremia | *Lysovant*	Biologic		▶		
CERDULATINIB Atopic Dermatitis | *Dermavant*	Topical		▶		
DMVT-504 Hyperhidrosis | *Dermavant*	Small Molecule		▶		
DMVT-503 Acne | *Dermavant*	Topical	▶			
ARU-2801 Ultra Orphan Disorder | *Aruvant*	Gene Therapy	▶			
AFM32 Solid Tumors | *Affivant*	Biologic	▶			
CVT-TCR-01 Oncologic Malignancies | *Cytovant*	Cell Therapy	▶			

ROIVANT SCIENCES

Note: All drugs in current pipeline are investigational and subject to health authority approval.

RNA Therapy · Gene Therapy · Cell Therapy · Topical · Biologic · Small Molecule

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Novel steroid-free topical tapinarof, if approved, could be uniquely positioned to transform two of the largest global immuno-dermatology markets Value Added by Roivant Platform Potential To Transform the Treatment of Psoriasis and Atopic Dermatitis Leveraged platform expertise to expand IP with multiple patents expected to provide protection until at least 2036 Hired leadership and provided investment that together delivered Phase 3 success Once-daily, cosmetically elegant, non-steroidal cream that, if approved, could offer a favorable combination of treatment effect, safety, durability on therapy, and remittive effect Psoriasis and atopic dermatitis affect an estimated 8M and 26M patients in the US, respectively Potential to be used across mild, moderate & severe plaque psoriasis, including sensitive areas Psoriasis Phase 3: Statistically significant improvement in PGA score of clear or almost clear with a minimum 2-grade improvement compared to vehicle from baseline (p<0.0001)1 Primary Endpoint: PGA Response2Key Secondary Endpoint: PASI753Positive Data from Long-Term 50%Δ 29.4% p<0.0001 Δ 33.9% p<0.0001 40.2% 50% Δ 25.9% p<0.0001 47.6% Δ 40.7% p<0.0001 Extension Study: 39.2% (299/763) of subjects included Mean Treatment Success, % (SEM) 30% 20% 10% 0% 35.4% %6.3% 40% Mean Treatment Success, % (SEM) 20% 10% 0% 36.1% 10.2% 6.9% in interim analysis achieved complete disease clearance (PGA=0) In an integrated analysis including the pivotal trials and extension, 63.5% of subjects achieved PASI75 and 44.2% achieved PASI904 Remittive benefit of approximately four months observed following treatment Tapinarof 1% Vehicle QD Tapinarof 1% Vehicle QD Tapinarof 1% Vehicle QD Tapinarof 1% Vehicle QD QD (n=340) (n=170) QD (n=343) (n=172) QD (n=340) (n=170) QD (n=343) (n=172) discontinuation5 PSOARING 1PSOARING 2PSOARING 1PSOARING 2 Note: All drugs in current pipeline are investigational and subject to health authority approval. 13 1. In both PSOARING 1 and PSOARING 2, adult patients with plaque psoriasis were randomized in a 2:1 ratio to receive once dai ly (QD) treatment with tapinarof cream, 1% or vehicle cream. 2. Proportion of subjects who achieved a Physician Global Assessment (PGA) score of clear (0) or almost clear (1) with a minimum 2-grade improvement from Baseline at Week 12. 3. Proportion of subjects with ≥75% improvement in Psoriasis Area and Severity Index (PASI) from Baseline at Week 12. 4. Proportion of subjects with ≥90% improvement in Psoriasis Area and Severity Index (PASI) from Baseline at any time point. 5. For subjects entering the extension study with a PGA score of 0, median time to disease worsening (PGA score ≥2).

IMMUNOVANT

Rapidly initiated multiple Phase 2 trials to develop anti-FcRn antibody IMVT-1401 as a best-in-class or first-in-class subcutaneous injection

Value Added by Roivant Platform

- Identified and licensed drug from HanAll Biopharma and expanded potential patient reach by selecting three initial indications with first- or best-in-class potential
- Funded and ran key Phase 1 pharmacodynamic trial, positioning for successful public listing via reverse merger
- Recruited key executive leadership, and board of directors led from inception by Roivant employee


MG
WAIHA
TED
ITP
PV
CIDP
BP
NMO
PF
GBS
PMN
~364k patients
Expanded opportunity ≥ 631k patients
US
Europe

With aggregate investment of ~$90M, Roivant now has a ~$900M stake in a company with demonstrated "pipeline-in-a-product" potential[2]

Peer Landscape Highlights Optionality[1]

Momenta	HORIZON	argenx
Acquired by J&J for $6.5BN	~$21BN market cap	~$15BN market cap
Developing nipocalimab for WAIHA and MG	*Tepezza approved for TED*	*Developing efgartigimod for MG*

Clinical Results to Date

- Myasthenia Gravis: 60% responder rate on the MG-ADL[i] vs 20% for placebo, and 3.8-point mean improvement on myasthenia gravis activities of daily living (MG-ADL, p=0.029)
- Thyroid Eye Disease: 57% of patients improved by ≥ 2 points on clinical activity score (CAS), and 43% of patients were both proptosis responders* and CAS responders**
- Voluntarily paused dosing in ongoing clinical studies to investigate elevated cholesterol levels observed in Thyroid Eye Disease Phase 2b and determine go-forward development strategy

ROIVANT SCIENCES

Note: All drugs in current pipeline are investigational and subject to health authority approval. All trademarks are property of their respective owners.
*Proptosis responders improved ≥ 2mm in study eye without significant deterioration in fellow eye. **CAS responders achieved a total CAS score of 0 or 1.
[i]MG-ADL responders defined as patients showing ≥ 2-point improvement.
Source: Immunovant Corporate Overview, January 2021. MG = Myasthenia Gravis. TED = Thyroid Eye Disease. WAIHA = Warm Autoimmune Hemolytic Anemia.
1. Approximate market capitalizations as of April 30, 2021. There is no guarantee that Immunovant will achieve a valuation in line with these companies.
2. As of April 30, 2021

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ARUVANT

Only one-time potentially curative gene therapy for sickle cell disease with demonstrated ability to engraft with reduced intensity conditioning (RIC)

Value Added by Roivant Platform

- Longstanding Roivant relationship with CCHMC enabled initial asset license and strong academic-industry partnership
- Manufacturing process improvements have enabled increased hemoglobin F expression and vaso-occlusive event (VOE) reduction

Well-Positioned Against Competitors[1]

GBT	CRISPR Therapeutics	bluebirdbio
~$3BN market cap	~$10BN market cap	~$2BN market cap
Oxbryta approved *Chronic therapy*	*Developing CTX001* *Requires myeloablation*	*Developing LentiGlobin* *Requires myeloablation*

ARU-1801 is only product candidate clinically shown to engraft with only an RIC regimen

Preliminary clinical data from ongoing Phase 1/2 trial of ARU-1801 demonstrate potential to deliver durable, meaningful VOE reductions to patients with sickle cell disease[2]

		Hospitalized VOEs			Total VOEs		
		Pre-treatment (24 mo)	Post-treatment (24 mo)	*Reduction (%)*	Pre-treatment (24 mo)	Post-treatment (24 mo)	*Reduction (%)*
Process I	Patient 1	7	1	*86%*	41	3	*93%*
Process I	Patient 2	1	0	*100%*	20	3	*85%*
Process II	Patient 3	6	0 at 10 mos	*100%*	12	0 at 10 mos	*100%*

- **Process I** has shown durable engraftment to 36+ months in Patients 1 and 2
- **Process II** has shown improved product profile with Patient 3 showing highest HbF and F-cells to date

ROIVANT SCIENCES

Note: All drugs in current pipeline are investigational and subject to health authority approval. All trademarks are property of their respective owners. VCN = vector copy number.
1. Approximate market capitalizations as of April 30, 2021. There is no guarantee that Aruvant will achieve a valuation in line with these companies.
2. ASH 2020.

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Vant Model Enables Rapid Scaling



Immunovant
Dermavant
Aruvant
Datavant
VantAI
SiTX
Genevant
Lysovant
ROIVANT
SCIENCES
Cytovant
Alyvant
Lokavant
Kinevant
Sio
Arbutus
Affivant
New Vants from Internal Discovery Engine
New Vants from Additional In-Licensing
Myovant
Urovant
Altavant
Sumitovant (owned by DSP)
Enzyvant
Spirovant

ROIVANT SCIENCES

All trademarks are property of their respective owners. Altavant, Enzyvant, Myovant, Spirovant, and Urovant were transferred to Sumitovant, a wholly-owned subsidiary of Sumitomo Dainippon Pharma, in December 2019.

16

Develop drugs at Vants Identify drug targets and biological pathways Find assets externally and in-license Plan to in-license multiple potentially category-leading drugs per year Discover drugs internally and advance into the clinic Plan to submit multiple INDs for novel drug candidates each year, starting with our first in 2021 17

Target Selection “Investment lens” for target identification, powered by computational tools and interdisciplinary team of R&D experts, investors and data scientists Degrader Expertise Novel ligands, multi-year partnership with premier academic lab and modality-specific medicinal chemistry expertise VantAI Leading machine learning-based in silico platform for design and optimization of protein degraders, continuously fed by experimental results from across Roivant SiliconTx Leading computational physics platform for in silico design and optimization of small molecule therapeutics, integrated with proprietary supercomputing cluster Wet Labs In-house facility fully equipped for biophysics, synthetic chemistry, crystallography and biology; tightly integrated with in silico capabilities to augment simulations and generate high resolution crystal structures Development Track record of success in clinical trial execution; ability to design, initiate and complete trials rapidly Small Molecule Discovery Engine Leader in Computational Drug Discovery Unique combination of computational physics and machine learning based platforms for in silico design of small molecules Leader in Degrader Discovery Initial pipeline of degraders for targets spanning immunology, oncology and neurology, with first Phase 1 initiation expected in 2021 18

Leading Computational Discovery Capabilities



Woody Sherman, Chief Computational Scientist

Internationally renowned pioneer in computational chemistry;13-year career as technical and scientific leader at Schrödinger before joining Silicon Therapeutics / Roivant

	Distinctive Roivant Advantage	Sample Proprietary *in silico* Assays
SILICON Therapeutics **Computational Physics**	Peer to Schrödinger's FEP+ for speed and accuracy of binding free energy calculations Simulations powered by proprietary supercomputing cluster and restrained by experimental biophysics data create sustainable advantage in capabilities	• Predict binding affinity of a ligand and a protein • Predict conformational dynamics of a protein as it shifts from active to inactive state • Identify binding sites on a protein
VANTAI **Machine Learning**	Machine-learning models for protein degradation and ADMET prediction trained on >5 years of proprietary degrader-specific experimental data and millions of carefully curated protein stability datapoints	• Graph representations of known protein-protein interactions to design new degraders that can effectively stabilize target-E3 interfaces • Ubiquitin-proteasome system map to identify degron motifs

ROIVANT SCIENCES
19

Target Discovery Lead Optimization IND-Enabling AR ► STAT3 ► BRD4 ► CBP/P300 ► SHP2 ► SMARCA2/4 ► KRASG12D ► WRN ► JAK2-617F ► CRAF ► HIF2A ► ADAR1 ► Undisclosed Additional Programs ► mHTT ► Undisclosed Additional Programs ► STING ► NLRP3 ► Undisclosed Additional Programs ► Degrader 20 Inhibitor

Roivant’s Integrated Technologies Underpin an End-to-End Biopharma Platform DiscoverDevelop Commercialize / Monetize & Computational platforms for de novo drug discovery and optimization 1 Enabling data-driven asset diligence, market landscaping, target identification, trial design, cost estimation, enrollment simulation, and other analyses Optimizing trial operations through real-time trial data analysis Connecting patient-level real-world health data with privacy-first, HIPAA-compliant tokens Maximizing sales force impact with AI-based call plans and custom mobile app Roivant retains a license to DrugOme, which is owned by DSP and managed by Sumitovant. 21

Leadership Team Positioned to Execute on Our Vision Vivek Ramaswamy Founder & Executive Chairman Matthew Gline Chief Executive Officer Eric Venker, MD, PharmD Chief Operating Officer Roger Sidhu, MD Head of R&D & Chief Medical Officer Mayukh Sukhatme, MD Chief Investment Officer Frank Torti, MD Vant Chair Benjamin Zimmer President, Roivant Health Strong Institutional Backing All trademarks are property of their respective owners. 22

Dermavant

Dermavant Overview

dermavant™

Building a leadership position in immuno-dermatology



Todd Zavodnick
CHIEF EXECUTIVE OFFICER
Former CCO and President at Revance Therapeutics; global leadership positions at ZELTIQ and Galderma



Philip M Brown, MD, JD
CHIEF MEDICAL OFFICER
Former Head of Global Pharmaceutical Development at Galderma; Senior Vice President of Clinical Development at Lexicon Pharmaceuticals



Chris Chapman
CHIEF COMMERCIAL OFFICER
Former Vice President, US Prescription Business at Galderma; Senior Principal, Core Access Group and Executive Director, Managed Markets and Contracting at Medicis; various commercial leadership roles at Pfizer



David Rubenstein, MD, PhD
CHIEF SCIENTIFIC OFFICER
Former VP, Discovery and Clinical Development at GlaxoSmithKline; Louis C. Skinner Jr. Distinguished Professor of Dermatology at University of North Carolina Chapel Hill

- Lead asset tapinarof, if approved, could be uniquely positioned to transform two of the largest global immuno-dermatology markets, psoriasis and atopic dermatitis
- Tapinarof is a novel, once daily, cosmetically elegant, steroid-free TAMA topical cream with positive Phase 3 data in psoriasis, including extension data supporting long-term use
- Topicals serve as the foundation of dermatologic treatment, representing 83% of all US prescriptions written by dermatologists in 2020
- If approved, tapinarof could:
    - Be the first novel topical therapy approved by the FDA for plaque psoriasis in over 20 years
    - Be used across mild, moderate, and severe plaque psoriasis, including sensitive areas
- Multiple patents for tapinarof expected to provide IP protection until at least 2036
- Rich pipeline with novel and differentiated MOAs pursuing the largest indications in medical dermatology


Preclinical
Phase 1
Phase 2
Phase 3
Next Key Milestone
TAPINAROF Psoriasis
NDA filing expected in mid-2021
TAPINAROF Atopic Dermatitis
Phase 3 initiation expected H2 2021
CERDULATINIB Vitiligo
Phase 2a data expected in H1 2021
CERDULATINIB Atopic Dermatitis
Phase 2a protocol in development
DMVT-504 Hyperhidrosis
Phase 2b protocol in development
DMVT-503 Acne Vulgaris
Preclinical studies ongoing

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.

24

Tapinarof Overview

Novel, once daily, cosmetically elegant, steroid-free therapeutic aryl hydrocarbon receptor modulating agent (TAMA) topical cream

TAMA is designed to inhibit two pro-inflammatory pathways implicated in psoriasis and atopic dermatitis; AhR modulation by tapinarof also increases antioxidant activity and promotes skin barrier restoration


Tapinarof
AhR
$C_{17}H_{18}O_2$
Molecular weight 254 g/mol
Th17 cytokines*†‡1
1 Decreased inflammation in psoriasis
Antioxidant activity via Nrf2 pathway*†1-3
2 Decreased oxidative stress
Filaggrin, loricrin, and involucrin*1,2
3 Skin barrier restoration
Th2 cytokines*‡4,5
4 Decreased inflammation in atopic dermatitis

ROIVANT SCIENCES

*Observed in vitro. †Observed ex vivo. ‡Observed in mice models. AhR, aryl hydrocarbon receptor; Nrf2, nuclear factor erythroid 2-related factor 2; TAMA, therapeutic aryl hydrocarbon receptor modulating agent; Th, T helper cell. 1. Smith SH et al. J Inv Dermatol 2017;137:2110–2119. 2. Furue M et al. J Dermatological Sci. 2015;80:83–88. 3. Tsuji G et al. J Invest Dermatol. 2012;132:59–68. 4. Dermavant DOF [DMVT-505 Th2 Polarization; Apr 2015]. 5. Dermavant DOF [DMVT-505 AD Mouse Model; Oct 2016].

25

Psoriasis and atopic dermatitis markets projected to reach ~$25BN in the US and ~$37BN globally by 2026 2026 Other $7.9 2019 $27.7BN Globally Psoriasis Other $17.2 Atopic $54.2BN Globally Psoriasis $27.7 6%‘19-‘26 CAGR Atopic Dermatitis $2.9 $16.9 ‘19-‘26 CAGR 16% Dermatitis $9.3 US Sales US Sales Psoriasis: $12.0BN (~71% of Global Sales) Psoriasis: $19.3BN (~70% of Global Sales) Atopic Dermatitis: $1.8BN (~62% of Global Sales) Atopic Dermatitis: $5.7BN (~61% of Global Sales) Evaluate Pharma Data: Global Psoriasis and Atopic Dermatitis Prescription Drugs Market and Forecast 2019 – 2026 (excluding Skin Cancer); Psoriasis Indication Profile, USA Market Analysis; Atopic Dermatitis Indication Profile, USA 26 Market Analysis (extracted June 2020).

Tapinarof has the potential to be the first novel topical therapy approved by the FDA for plaque psoriasis in over 20 years Psoriasis Overview Tapinarof Positioning in Psoriasis Chronic, inflammatory disease with skin lesions characterized by red patches and plaques with silvery scales Affects an estimated 8M people in the US1 Approximately 80% of US patients have mild to moderate disease2 Continual and long-term treatment with topical corticosteroids, the most commonly prescribed first-line topical agents for plaque psoriasis treatment, carries the risk of a variety of significant side effects, such as skin atrophy, striae (stretch marks), and telangiectasia (spider veins), among others3-8 The use of biologics has been limited by concerns with systemic side effects and high costs, and they are often limited to moderate-to-severe patients, which comprise the smallest percentage of the affected populations Tapinarof has the potential to treat all disease severities (mild, moderate, and severe) and to be used as a chronic therapy due to its minimal systemic absorption and favorable safety and tolerability findings to date 27

Phase 3 PSOARING Program – Study Design

Over 1,000 patients enrolled in two identically designed pivotal trials followed by long-term open-label extension study



Double-blind Treatment
(12 weeks)
Long-term Open Label Extension†
(40 weeks)
Follow-Up
(4 weeks)
Patients with Plaque Psoriasis
Aged 18–75 years old
PGA score ≥2*
BSA ≥3% – ≤20%
PSOARING 1
(DMVT-3001)
n = 510[1]
PSOARING 2
(DMVT-3002)
n = 515[2]
R 2:1
R 2:1
Tapinarof 1% QD
Vehicle QD
Tapinarof 1% QD
Vehicle QD
PSOARING 3
Long-term Extension (LTE)
(DMVT-3003)
n = 763[3]
Withdrawal & Re-treatment
Off-Treatment

Primary endpoint:
- PGA score of 0 (clear) or 1 (almost clear) & ≥2-grade improvement from baseline at Week 12

Secondary endpoints:
- Proportion of patients achieving PASI75 from baseline at Week 12
- Proportion of patients achieving PASI90 from baseline at Week 12
- PGA score 0 or 1 at Week 12
- Mean % change in total BSA from baseline at Week 12

Open Label Extension:
- Patients entering open label extension remain on treatment with tapinarof 1% QD until a PGA score of 0 is achieved

Re-treatment criteria:
- Patients with psoriasis disease worsening, defined as PGA score ≥2, enter re-treatment with tapinarof 1% QD until a PGA of 0 is achieved

ROIVANT SCIENCES

*Patients with PGA of 2 (mild) and PGA of 4 (severe) limited to ~10% each of the total randomized population; ~80% of the total randomized population with PGA of 3 (moderate); †Patients electing not to participate in LTE had follow-up visit 4 weeks after completion of treatment period. BSA, body surface area; LTE, long-term extension; PASI75, ≥75% improvement in Psoriasis Area and Severity Index; PASI90, ≥90% improvement in Psoriasis Area and Severity Index; PGA, Physician Global Assessment; QD, once daily.

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Phase 3 PSOARING Program – Primary Efficacy Results

Primary Endpoint Achieved

- In two replicate Phase 3 trials, PSOARING 1 and PSOARING 2, tapinarof demonstrated superior PGA response rates at week 12 as evidenced by statistically significant difference vs. vehicle ($p<0.0001$ and $p<0.0001$)[1,2]
- 35.4% and 40.2% of patients achieved treatment success at week 12 with tapinarof 1% cream QD vs. 6.0% and 6.3% for vehicle in PSOARING 1 and 2, respectively[1]
- 20% and 22% of patients achieved a PGA response at week 16 in trials of oral Otezla vs. 4% and 4% for placebo, respectively[3,4]
- Based on the clinical data generated to date, we anticipate submitting an NDA for tapinarof for the treatment of plaque psoriasis to the FDA in mid-2021

BASELINE	WEEK 4	WEEK 12



PGA = 3	PGA = 2	PGA = 0
PASI = 17.6	PASI = 4	PASI = 0

Results shown for one patient are not necessarily indicative of results for other patients, additional trials or other uses

PGA Score of 0 or 1 and ≥2-Grade Improvement from Baseline at Week 12 *(ITT, MI)*



Mean Treatment Success, % (SEM)
50%
40%
30%
20%
10%
0%
Δ 29.4%
p<0.0001
35.4%
6.0%
Δ 33.9%
p<0.0001
40.2%
6.3%
Tapinarof 1% QD (n=340)
Vehicle QD (n=170)
Tapinarof 1% QD (n=343)
Vehicle QD (n=172)

PSOARING 1 | PSOARING 2

ROIVANT SCIENCES

PGA and PASI are global efficacy assessments. Example of one representative target lesion of one tapinarof treated patient from the PSOARING 1 clinical trial. PASI, Psoriasis Area and Severity Index; ITT, intention-to-treat; MI, multiple imputation; SEM, standard error of mean; QD, once daily.
1. Proportion of subjects who achieved a Physician Global Assessment (PGA) score of clear (0) or almost clear (1) with a minimum 2-grade improvement from Baseline at Week 12. 2. P-value based upon Cochran-Mantel-Haenszel analysis stratified by PGA score. 3. Otezla prescribing information. 4. No head-to-head trials of tapinarof have been conducted against any psoriasis treatment. Trials conducted at different points in time using different trial designs and different patient populations.

29

Phase 3 PSOARING Program – Key Secondary Efficacy Results

Secondary Endpoint Achieved

- PASI75 at week 12 was statistically significantly higher in both tapinarof groups compared with vehicle groups ($p<0.0001$ and $p<0.0001$)[1,2]
- 36.1% and 47.6% of patients achieved PASI75 at week 12 with tapinarof 1% cream QD vs. 10.2% and 6.9% for vehicle
- The PASI assessment is a more quantitative assessment of disease activity relative to the PGA and provides additional insight into a drug's impact on disease modification
- Similar to what was observed with PGA, evaluating reduction in the burden of disease via a PASI assessment confirms rapid onset of action with separation of tapinarof from vehicle cream control at week 2, and statistically significant differences were noted as early as week 4 and at each evaluation thereafter

PASI75 from Baseline at Week 12
(ITT, MI)



Mean Treatment Success, % (SEM)
50%
40%
30%
20%
10%
0%
Δ 25.9%
p<0.0001
36.1%
10.2%
Δ 40.7%
p<0.0001
47.6%
6.9%
Tapinarof 1% QD (n=340)
Vehicle QD (n=170)
Tapinarof 1% QD (n=343)
Vehicle QD (n=172)

PSOARING 1 | PSOARING 2

PGA, Physician Global Assessment; ITT, intention-to-treat; MI, multiple imputation; SEM, standard error of mean; QD, once daily.
1. Proportion of subjects with ≥75% improvement in psoriasis area and severity index (PASI) from baseline. 2. P-value based upon Cochran-Mantel-Haenszel analysis stratified by baseline PGA score.

ROIVANT SCIENCES

30

Phase 3 PSOARING Safety Profile

Favorable safety results observed with low rate of study discontinuation due to AEs

➢ AE profile consistent with previous studies

- Most common AEs (≥5%) were folliculitis, nasophyngitis, and contact dermatitis
- Low rate of study discontinuation due to AEs on tapinarof (5.6% in PSOARING 1 and 5.8% in PSOARING 2)
- Treatment-related TEAEs >1% were folliculitis, contact dermatitis, headache, pruritus, and dermatitis

➢ Majority of AESIs were mild or moderate

- Very low trial discontinuation rate due to AESIs: ≤1.8% due to folliculitis, ≤2% due to contact dermatitis, and ≤0.6% due to headache

➢ No clinically relevant effects or trends on laboratory values or vital signs

- Low potential for drug-drug interactions
- No requirements for dose titration or lab monitoring
- Tapinarof could not be detected in >93% of PK samples from a subset of the study population, even with a highly sensitive assay

➢ No treatment-related SAEs

- Majority of patients elected to remain in the study and continue on treatment following event
- 9 of the 16 patients who experienced an SAE elected to roll over into the long-term extension study

AE, adverse event; TEAE, treatment emergent adverse event; AESI, adverse event of special interest; SAE, severe adverse event.

ROIVANT SCIENCES

31

Phase 3 PSOARING Extension – Study Design

Over 90% of eligible patients who completed the pivotal trials elected to roll over into the long-term open-label extension trial



PSOARING 1
PSOARING 2
Pivotal Trials1,2
Double-blind Treatment
(12 weeks)
Long-term Open-Label Extension3
(40 weeks)
Follow-Up
(4 weeks)
Tapinarof 1% QD (Pivotal)
(n=508)
Vehicle QD (Pivotal)
(n=255)
PGA=0
(n=78)
Off treatment
PGA=0
Stop Treatment
PGA≥2
Re-start
PGA≥1
(n=681)
Tapinarof 1% QD
Off-
Treatment

- **Stop treatment**: Patients entering or achieving PGA=0 have treatment temporarily discontinued
- **Start/Continue**: Patients entering with PGA≥1 are treated with tapinarof 1% QD until PGA=0
- **Re-start:** Patients with worsening of psoriasis (PGA≥2) are retreated with tapinarof 1% QD until PGA=0 (or until Week 40)

ROIVANT SCIENCES

Note: 4 patients had a missing PGA at baseline.
BSA, body surface area; PASI, Psoriasis Area and Severity Index; PGA, Physician Global Assessment; QD, once daily.
1. Clinicaltrials.gov; NCT03956355. 2. Clinicaltrials.gov; NCT03983980. 3. Clinicaltrials.gov; NCT04053387.

32

Pre-specified interim analysis contains all data from all patients (n=763) as of the cutoff date and includes data over the 44-week study duration Treatment Effect 39.2% (299/763) of PSOARING 3 patients achieved complete disease clearance (PGA score=0) 57.3% (298/520) patients who entered the study with a PGA≥2 achieved a PGA=0 or 1 at least once during the study An integrated analysis of efficacy was performed with data from PSOARING 1, 2 and the PSOARING 3 interim analysis: - PASI751 was achieved in 63.5% of subjects - PASI902 was achieved in 44.2% of subjects Safety and Tolerability No new safety signals observed regardless of duration of therapy Similar adverse event profile as observed in pivotal studies Well tolerated in all skin locations with extended exposure, including sensitive areas such as face, intertriginous areas, and genitals The interim analysis population exceeds ICH requirements for chronic use labeling Durability and Remittive Effect All efficacy endpoints show continued improvement beyond 12 weeks No loss of treatment effect was observed over time even with intermittent use Approximately 4 months median duration of disease control observed after discontinuation of therapy3 1. Proportion of subjects with ≥75% improvement in psoriasis area and severity index (PASI) from baseline. 2. Proportion of subjects with ≥90% improvement in psoriasis area and severity index (PASI) from baseline 3. For subjects 33 entering the extension study with a PGA score of 0, median time to disease worsening (PGA score ≥2).

Atopic Dermatitis

Tapinarof offers novel mechanism of action for atopic dermatitis market

Atopic Dermatitis

- Chronic, inflammatory skin disease characterized by dry, itchy skin, with a complex pathophysiology involving genetic, immunologic and environmental factors
- Affects more than 9.6 million children and about 16.5 million adults in the US[1]
- Approximately 89% of adult patients have mild to moderate atopic dermatitis[2]
- Occurs most frequently in children[3]



Unmet Need In Atopic Dermatitis

- Safety concerns and risk of systemic side effects limit topical corticosteroid long-term use, particularly in children[4]
- Oral and biologic therapies are expensive and reserved for patients with significant disease burden due to their potential systemic side effects
- Tapinarof has the potential to fill the need for a treatment option for atopic dermatitis based on its favorable safety, tolerability, and symptom resolution findings to date

1. National Eczema Association 2. Asthma and Allergy Foundation of America. 3. Eichenfield, LF. Guidelines of care for the management of atopic dermatitis." 4. Coondoo, A. et al. "Side-effects of topical steroids: A long overdue revisit." Indian Dermatology Online Journal. V.5(4); 2014."

ROIVANT SCIENCES

34

Phase 2b Tapinarof Atopic Dermatitis Trial

- Percentage of patients achieving treatment success at week 12 was much higher than vehicle cream for both tapinarof concentrations, with a robust dose response
- 53% of patients who applied tapinarof cream 1% BID and 46% of those who applied it QD were considered a treatment success at week 12, vs. 24% and 28% for vehicle cream BID and QD, respectively
- At week 12, 60% and 51% of patients treated with tapinarof cream 1% BID and QD, respectively, achieved secondary endpoint EASI75
- The treatment effect across adults and adolescents was observed to be consistent
- Observed to be well-tolerated, with the majority of treatment-emergent adverse events reported as mild or moderate



IGA Score 0 or 1 and ≥2-Grade Improvement at Week 8
Primary Endpoint was at 12 Weeks: Assessed in ITT Population
(NRI Analysis)
Proportion of Patients
60%
50%
40%
30%
20%
10%
0%
Tapinarof 1% BID (n=40)
Tapinarof 1% QD (n=41)
Tapinarof 0.5% BID (n=43)
Tapinarof 0.5% QD (n=41)
Vehicle BID (n=42)
Vehicle QD (n=40)
49%
*
13%
Week 1
Week 2
Week 4
Week 8
Week 12

*Difference vs. vehicle cream is statistically significant at p=0.05 level (the 95% confidence interval excludes 0). NRI analysis to account for higher dropout rates in vehicle group. BID, twice daily; IGA, Investigator Global Assessment; ITT, intention to treat; NRI, non-responder imputation; QD, once daily; EASI75, percentage of patients with at least 75% improvement in Eczema Area and Severity Index from baseline.

ROIVANT SCIENCES
35

Promising Earlier-Stage Pipeline

Cerdulatinib	• Novel topical dual JAK and Syk inhibitor being developed as a potential treatment option for vitiligo and other inflammatory skin conditions such as atopic dermatitis • Vitiligo Phase 2a initiated in 2019, with topline results expected in the first half of 2021 • Multiple published reports suggest that JAK inhibitors alone might be effective for the treatment of vitiligo, and suppression of antigen-presenting cell activity by Syk inhibition has the potential to prevent initiation and stimulation of the autoimmune response that may contribute to the pathogenesis of vitiligo • In a mouse model of vitiligo, oral cerdulatinib showed a significant decrease in vitiligo scores compared with vehicle, prevented epidermal depigmentation in the mice, and was associated with a significant reduction of melanocyte-specific T cells in skin tissues • Demonstrated reductions in atopic dermatitis disease activity and evidence of drug-target engagement via biomarkers in Phase 1 study, with no serious adverse events reported or study discontinuations
DMVT-504	• Oral combination of an immediate-release muscarinic antagonist, oxybutynin, with a delayed-release muscarinic agonist, pilocarpine • Under development for the treatment of primary focal hyperhidrosis, a condition characterized by excessive sweating beyond what is physiologically required by the body or what is expected given the local environment and temperature • Designed to mitigate dry mouth typically observed with anticholinergic therapies for better long-term tolerability
DMVT-503	• Topical DGAT1 inhibitor being developed for the treatment of acne vulgaris • Conducting a preclinical mouse model study to explore the potential for DMVT-503 to induce dose-dependent atrophy of sebum-producing sebaceous glands, a similar effect to and potential biomarker of isotretinoin efficacy

ROIVANT SCIENCES

36

Immunovant

Enabling normal lives for patients with autoimmune diseases Pete Salzmann, MD CHIEF EXECUTIVE OFFICER Former Global Development Leader in Immunology, Head of US Immunology, in addition to various other leadership roles at Eli Lilly Michael J. Elliot, PhD CHIEF SCIENTIFIC OFFICER Previously VP, Immunology Scientific Innovation at J&J Innovation, in addition to various other leadership roles at J&J Rita Jain, MD CHIEF MEDICAL OFFICER Former SVP and CMO of Akebia, in addition to various other leadership roles at AbbVie and Abbott Pamela Connealy CHIEF FINANCIAL OFFICER Previously CFO and COO of nonprofit organization Kiva; Global Head of Talent at the Bill & Melinda Gates Foundation; CFO of R&D and Global Head of Procurement at Genentech Julia G. Butchko, PhD CHIEF DEVELOPMENT AND TECHNOLOGY OFFICER Former Chief of Staff for the Immunology and Neurosciences businesses at Eli Lilly, as well as VP of Eli Lilly’s Oncology Project Management and Clinical Development teams Developing IMVT-1401, a novel, fully human monoclonal antibody inhibiting FcRn-mediated recycling of IgG Designed from inception to be a potentially class-leading subcutaneous injection Pipeline-in-a-product with attractive market in autoimmune diseases mediated by pathogenic IgG Strategy for IMVT-1401: Be best-in-class in target indications where anti-FcRn mechanism has already established clinical proof-of-concept Be first to study FcRn inhibition in target indications with clear biologic rationale and no known in-class competition Patent estate expected to provide composition-of-matter and method-of-use protection until at least 2035 in the US (other jurisdictions pending) PreclinicalPhase 1Phase 2Phase 3 IMVT-1401 Myasthenia Gravis IMVT-1401 Thyroid Eye Disease IMVT-1401 Warm Autoimmune Hemolytic Anemia IMVT-1401 Indication #4 IMVT-1401 Indication #5 IMVT-1401 Indication #6 All drugs are investigational and subject to health authority approval. 38

On March 8, Roivant filed a 13D/A disclosing the following: Roivant intends to propose to Immunovant that Roivant and Immunovant evaluate a potential transaction pursuant to which Roivant or an affiliate would acquire the minority interest in Immunovant Roivant expects that any potential transaction would be at a per share price representing a premium to current trading levels, consistent with similar precedent transactions in the life sciences industry involving acquisitions of minority interests by majority shareholders, with the mix of cash or equity consideration to be mutually determined by Roivant and Immunovant As Immunovant’s controlling shareholder, Roivant has received nonpublic information about Immunovant and its lead product candidate No assurances can be given that a proposal will be made to Immunovant, that any transaction with Immunovant will be consummated or that Roivant will complete a public listing 39

FcRn inhibition lowers IgG levels, suggesting utility in multiple autoimmune diseases Illustrative list of autoimmune diseases driven by pathogenic IgG and their estimated prevalence (2019) MG WAIHA TED ITP PV 66,000 42,000 33,000 31,000 28,000 52,000 50,000 45,000 67,000 104,000 Initial Opportunity ~364,000 patients Total US = 243,000 CIDP 16,000 25,000 BP 8,000 13,000 NMO 7,000 12,000 PF 7,000 11,000 GBS 3,000 5,000 Expanded Opportunity > 631,000 patients Additional IgG-mediated autoimmune diseases PMN 2,000 4,000USEurope Note: List of diseases is illustrative only and does not represent our targeted indications (for more information, see Immuno vant’s most recent Annual Report on Form 10-K filed with the SEC on June 29, 2020). MG: Myasthenia Gravis; 40 WAIHA: Warm Autoimmune Hemolytic Anemia; TED: Thyroid Eye Disease; ITP: Idiopathic Thrombocytopenic Purpura; PV: Pemphigus Vulgaris; CIDP: Chronic Inflammatory Demyelinating Polyneuropathy; BP: Bullous Pemphigoid; NMO: Neuromyelitis Optica; PF: Pemphigus Foliaceus; GBS: Guillain-Barré Syndrome; PMN: PLA2R+ Membranous Nephropathy.

IMVT-1401 Promotes IgG Degradation[1]

FcRn Prolongs the Half-Life of IgG[2]

- **FcRn intercepts IgG**, which would otherwise be degraded in lysosomes
- The FcRn–IgG complex is then recycled to the cell surface and free IgG is **released back into circulation**



Blood (physiological pH)
Endocytic vesicle
FcRn binds to IgG in acidified endosome
IgG dissociates at physiological pH
Non-receptor bound proteins are degraded in lysosome
Acidified endosome
FcRn-IgG complexes are sorted from unbound proteins
Lysosome
Monocyte or endothelial cell

Inhibiting FcRn Promotes IgG Degradation[2]

- **IMVT-1401 binds to FcRn**, thereby preventing it from recycling IgG antibodies back to circulation
- As a result, IgG is **increasingly delivered to lysosomes** for degradation



Blood (physiological pH)
Endocytic vesicle
IMVT-1401 binds to FcRn in acidified endosome
IMVT-1401 remains bound at physiological pH
Non-receptor bound proteins are degraded in lysosome
Acidified endosome
FcRn-IMVT-1401 complexes are sorted from unbound proteins
Lysosome
Monocyte or endothelial cell



Key:
IMVT-1401
IgG
FcRn
Serum protein

ROIVANT SCIENCES

1. Collins J. and Jones L, et al. IMVT-1401 (RVT-1401), A Novel Anti-FcRn Monoclonal Antibody, Was Well Treated in Healthy Subjects and Reduced Serum IgG Following Subcutaneous or Intravenous Administration. Presented at American Academy of Neurology Annual Conference., 2019. Program #P5.2-079. 2. Derry C., et al. FcRn: the neonatal Fc receptor comes of age. Nature Reviews Immunology, 2007.

41

IMVT-1401 produced clinically meaningful and predicable IgG reductions in Phase 1 study Repeat Dosing at 680 mg Subcutaneous Resulted in a 78% IgG Reduction Without the Need for IV Induction Mean total IgG reduction after 4 weekly doses in healthy volunteers 20% 0% -20% -40% -60% -80% Placebo 340 mg SC 680 mg SC -100% 0714212835424956 Nominal Day After First Dose 42

Results from Phase 1 SAD/MAD Cohorts 99 subjects dosed in SAD and MAD portions of Phase 1 IMVT-1401: 77 subjects Placebo: 22 subjects Most common AEs were mild erythema and swelling at injection site Injection site reactions were not dose or frequency related Occurred at similar incidence for drug and placebo treated subjects No headaches observed in 680 mg subcutaneous MAD cohort Albumin changes: Dose-dependent, reversible, and asymptomatic albumin reductions observed At day 28, mean albumin levels were 37.5 g/L in the 340 mg cohort, and 32.4 g/L in 680 mg cohort 2 SAEs observed in two separate SAD cohorts, both ruled unrelated to treatment by study investigator (cancer, appendicitis) 43

Immunovant voluntarily paused dosing in ASCEND GO-2 and ASCEND-WAIHA trials of IMVT-1401 due to elevated total cholesterol and LDL levels In Immunovant’s ASCEND GO-2 trial, lipid parameters are assessed at baseline, at 12 weeks, and at week 20 following eight weeks off study drug. Based on preliminary, unblinded data from about 40 participants through week 12, mean LDL cholesterol at week 12: Increased from baseline by approximately 60% in the 680mg dose group Increased from baseline by approximately 35% in the 340mg dose group Increased from baseline by approximately 25% in the 255mg dose group Did not increase in the control group Average high-density lipoprotein (HDL) and triglyceride levels increased to a much lesser degree At the 20-week timepoint, LDL levels trended towards baseline levels in the 680mg dose group and in the 340mg dose group. No serious cardiovascular events have been reported to date in IMVT-1401 clinical trials Harbour BioMed, the license holder of IMVT-1401 in Greater China, has not observed similar increases in cholesterol based on a preliminary review of blinded data in their ongoing trials in MG and ITP Commercially available statins report a reduction in LDL cholesterol between 27-60% (note: IMVT-1401 has not been tested in combination with statins) Immunovant plans to progress discussions with regulatory authorities to align on the next steps in the continued development of IMVT-1401 44

IMVT-1401 for Myasthenia Gravis

Only subcutaneous anti-FcRn agent with results in Myasthenia Gravis

Myasthenia Gravis Overview

- Rare autoimmune disorder affecting an estimated 66,000 people in the US[1]
- Characterized by weakness of voluntary muscles including ocular, facial, oropharyngeal, limb, and respiratory muscles[1]
- 15-20% of MG patients will experience at least one myasthenic crisis over their lifetimes, a potentially life-threatening acute complication[2]
- Disease caused by autoantibodies targeting the neuromuscular junction[1]
- ~93% of patients have an identified autoantibody[1]
    - Anti-acetylcholine receptor (AChR) antibodies (~85%)
    - Anti-muscle-specific tyrosine kinase (MuSK) antibodies (~8%)

Unmet Need Persists Despite Availability of Treatment Options

- ~10% of MG patients refractory to current treatments, while 80% fail to achieve complete stable remission[3]
- Existing therapies are associated with significant side effects
    - Early line agents can lead to disease exacerbation and do not always prevent disease progression
    - Treatment for more advanced disease often requires invasive and burdensome infusions
- Patients with anti-MuSK antibodies are more likely to become refractory[4]
    - ~50% of the refractory MG population, despite comprising <10% of the overall MG population
    - Newest treatment option, eculizumab, only indicated for anti-AChR positive patients

Current Treatment Paradigm

1st Line	2nd Line	3rd Line	4th Line
• Acetylcholinesterase inhibitors • Corticosteroids	• Immunosuppressive agents • Thymectomy	• IVIg • Plasma exchange • Immunoadsorption • Riuximab[3]	• Eculizumab

1. Meriggioli M.N. and Sanders D.B. Muscle autoantibodies in myasthenia gravis: beyond diagnosis? Expert Review Clinical Immunology, 2012. 2. Sudulagunta S.R., et al. Refractory myasthenia gravis – clinical profile, comorbidities and response to rituximab. German Medical Science, 2016. 3. Rituximab is not approved by the FDA for myasthenia gravis. 4. Mantegazza R. and Antozzi C. When myasthenia gravis is deemed refractory: clinical signposts and treatment strategies. Therapeutic Advances in Neurological Disorders, 2018.

ROIVANT SCIENCES

45

ASCEND MG Topline Results Are Extremely Encouraging for Patients Suffering from Myasthenia Gravis Only subcutaneous anti-FcRn agent with results in Myasthenia Gravis MG-ADL: Myasthenia Gravis Activities of Daily Living; MGC: Myasthenia Gravis Composite. *MG-ADL deep responders defined as patients showing a ≥ 6-point improvement. **MGC deep responders defined as patients showing a ≥ 10-46 point improvement.

Statistically significant and clinically meaningful improvements in MG scales 6.0 MG-ADLQMGMGC Point Change From Baseline Day 42 0.0 -3.0 -6.0 -9.0 -12.0 0.6 -3.8 * p = 0.029 -0.4 -3.9 p = 0.068 1.4 -8.0 ** PlaceboIMVT-1401 p = 0.006 Note: IMVT-1401 group represents pooled data from 10 patients receiving either 340 mg or 680 mg IMVT-1401 weekly. * Indicates ANCOVA p = 0.029. ** Indicates ANCOVA p = 0.006. ANCOVA for QMG p = 0.068. 47

IMVT-1401 for Thyroid Eye Disease

Only subcutaneous anti-FcRn therapy in clinical development for Thyroid Eye Disease (TED)

Thyroid Eye Disease Overview

- TED is also called Graves' ophthalmopathy (GO)
- 15,000-20,000 patients with active TED in the US per year
- Clinical features[1]:
  - Eye bulging ("Proptosis")
  - Eye pain
  - Double vision ("Diplopia")
  - Light sensitivity
- Can be sight-threatening[2]
- Caused by autoantibodies that activate cell types present in tissues surrounding the eye[2]
- Close temporal relationship with Graves' disease

Limited Treatment Options

- Corticosteroids are not effective in all patients and approximately one-third of patients will relapse
- Sight-threatening disease may occur in 3-5% of patients with Graves' disease[3]
  - Medical emergency requiring immediate hospitalization and evaluation for surgery[3]
- Up to 20% of TED patients require surgical inververtion[3]

Current Treatment Paradigm

1st Line	2nd Line	3rd Line	Inactive Disease
• Corticosteroids	• Orbital radiotherapy • Immunosuppressive agents	• Rituximab[4] • Teprotumumab	• Orbital surgery

ROIVANT SCIENCES

1. Davies T. and Burch H.B. Clinical features and diagnosis of Graves' orbitopathy (ophthalmopathy), UpToDate, 2018. 2. McAlinden C. An overview of thyroid eye disease. Eye and Vision, 2014. 3. Bartalena L., et al. Management of Graves' Ophthalmopathy: Reality and Perspectives. Endocrine Reviews, 2000. 4. Rituximab is not approved by the FDA for Thyroid Eye Disease.

48

ASCEND GO-1 Results Provide Positive Proof-of-Concept for IMVT-1401 in Thyroid Eye Disease Only subcutaneous anti-FcRn therapy in clinical development for Thyroid Eye Disease (TED) *Proptosis responders improved ≥ 2mm in study eye without significant deterioration in fellow eye. **CAS responders achieved a total CAS score of 0 or 1.49

IMVT-1401 for Warm Autoimmune Hemolytic Anemia

Warm Autoimmune Hemolytic Anemia (WAIHA) Overview

- Blood disorder marked by red blood cell destruction
- Estimated prevalence of 42,000 patients in the US and 66,000 patients in the EU[1]
- Presentation typically non-specific and occurs over several weeks to months
  - Fatigue, weakness, skin pallor, shortness of breath
- Severe cases can be fatal[2]

Limited Treatment Options

- Currently no FDA-approved therapies for WAIHA
- Only one-third of all patients maintain sustained disease control once steroids are discontinued
  - Majority of patients will require either long-term steroid treatment or additional therapies[3]
- No clear guidelines on choice of treatment in patients failing treatment with corticosteroids
- RBC transfusions are indicated in patients who require immediate stabilization, despite the fact that autoantibodies present in WAIHA patients may react against the transfusion of blood components[1,3]

Development Status

- Study of IMVT-1401 in WAIHA was voluntarily paused in February 2021

Current Treatment Paradigm[1,3]

1st Line	2nd Line	3rd Line	4th Line
• Corticosteroids • Red blood cell (RBC) transfusion	• Immunosuppressive agents	• Rituximab[4]	• Splenectomy

ROIVANT SCIENCES

1. Park S.H. Diagnosis and treatment of autoimmune hemolytic anemia: classic approach and recent advantages. Blood Research, 2016. 2. Roumier M., et al. Characteristics and outcome of warm autoimmune hemolytic anemia in adults: new insights based on a single-center experience with 60 patients. American Journal of Hematology, 2014. 3. Salama A. Treatment Options for Primary Autoimmune Hemolytic Anemia: A Short Comprehensive Review. Transfusion Medicine and Hemotherapy, 2015. 4. Rituximab is not approved by the FDA for warm hemolytic anemia.

50

Aruvant

Aruvant Overview

ARUVANT

Developing transformative gene therapies for rare diseases



Will Chou, MD
CHIEF EXECUTIVE OFFICER

Former Global Commercial Head of Kymriah, Novartis; Head Lymphoma Clinical Development of Kymriah, Novartis



Palani Palaniappan, PhD
CHIEF TECHNOLOGY OFFICER

Former Global Technical Operations Head, Sarepta; 25 years of technical operations leadership, multiple gene therapy development programs



Punam Malik, MD
KEY SCIENTIFIC ADVISOR

Leading expert in lentiviral gene therapy, stem cell biology and clinical care of hemoglobinopathies; inventor of ARU-1801 underlying technologies

Aruvant aims to deliver a potential cure for sickle cell disease (SCD) utilizing a more patient-friendly conditioning regimen

- ARU-1801 uses a self-inactivating lentiviral vector that contains a proprietary, patent protected γ-globin gene for a novel, highly potent variant of fetal hemoglobin (HbF): HbF^{G16D}
- ARU-1801's high potency has allowed for engraftment using only reduced intensity conditioning (RIC)
- Only gene therapy/editing approach to generate potentially curative clinical data without high intensity conditioning (and associated prolonged hospitalizations, extensive neutropenia and loss of fertility)
- Clinically meaningful reductions in vaso-occlusive events (VOEs) observed in all patients treated to date
- Curative potential with first patient durable response out to at least three years post-treatment
- Successful execution to date of long-term manufacturing process development plan
- Composition-of-matter patent expected to provide IP protection until at least 2035
- Aruvant is also developing ARU-2801, an AAV gene therapy intended to treat a devastating, ultra-orphan disorder that affects multiple organ systems and leads to high mortality

Program	Preclinical	Phase 1	Phase 2	Phase 3	Next Key Milestone
ARU-1801 Sickle Cell Disease					Ongoing New Patient and Follow-Up Data Through 2021, Including Data from 5 Patients by YE 2021
ARU-2801 Ultra Orphan Disorder					Initiation of IND-enabling studies in 2H 2021

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.

52

Sickle Cell Disease (SCD) is a Devastating Genetic Disease Caused by Abnormal Sickle Hemoglobin

Sickle Cell Disease

- Leads to hemolysis and vaso-occlusive events (VOEs), where sickled red blood cells obstruct circulation, causing severe pain and ischemic tissue injury
- Major complications include chronic hemolytic anemia, stroke, and progressive organ damage
- Mean age of death in the US is 44 years[1]

High unmet need for more patient-friendly potentially curative therapies

- Persistent VOEs with current medical therapy options
- Less than 20% of sickle cell patients have a matched sibling donor[2]
- Complications associated with allogeneic transplant are not well tolerated in adults with SCD

US/EU

ROW ~17-25M patients[6,7]

- **~225K** SCD patients[3,4]
- **~100K** Severe SCD patients[5]
- **~25K** Eligible for gene therapy[5]
- **~$40B** Market opportunity[5]

HbF is the Most Potent Anti-Sickling Globin For Treatment of SCD

HbF disrupts both axial and lateral contacts in HbS polymers[8]


HbS
Lateral contact
Axial contact
α
βs
HbF
Q87
A22
γ

Both axial and lateral contacts disrupted by A22 and Q87

Clinical benefit of increasing HbF is extensively described in the literature

- **HbF levels > 8.6%** are associated with improved survival[9]
- **HbF levels > 20%** are associated with a 2-4-fold reduction in hospitalizations[10,11]
- **HbF levels > 30%** can result in **asymptomatic disease**[12]

ROIVANT SCIENCES

1. Paulukonis S & Hagar R. Blood. 2017 Dec; 130(1): 2133. 2. Walters, Mark C. Current opinion in hematology 22.3 (2015): 227. 3. US Patient Population: Sickle Cell Disease Statistics, CDC. 4. EU Patient Population: European Medicines Agency. 5. Based on internal market research. Market opportunity is based on eligible patients today and is not an annual number. 6. International Journal of Africa Nursing Sciences 3 (2015) 56–64. 7. Robust Indian patient registries do not exist; ranges are extrapolated based on recessive gene frequency. 8. HbF inherently anti-sickling due to two residues (A22, Q87) disrupting both axial and lateral contacts in HbS polymers. 9. Platt, O S et al. *The Journal of clinical investigation* vol. 74,2 (1984): 652-6. 10. Powars, D R et al. *Blood* vol. 63,4 (1984): 921-6. 11. Estepp, Jeremie H et al. *American journal of hematology* vol. 92,12 (2017): 1333-1339. 12. Ngo, Duyen A et al. *British journal of haematology* vol. 156,2 (2012): 259-64; demonstrated HbS/HPFH is asymptomatic and typically shows pan-cellular distribution of HbF >30%.

53

ARU-1801's Unique Attributes Drive High Potency that Enables Use of RIC

Proprietary G16D Modification Drives Higher HbF Payload Per Vector Copy in Preclinical Studies

G16D mutation in γ-globin increases HbF formation

- Changes glycine (G) at position 16 to aspartic acid (D)
- γ-globin^{G16D} has demonstrated a higher affinity for α-globin and is thus more likely to form HbF[1-4]



α-globin
β^{sickle}-globin
γ-globin^{G16D}
HbS
HbF^{G16D}
G16D γ-globin increases the relative fraction of Hb tetramers that are HbF vs. HbS, as compared to unmodified γ-globin

Higher G16D potency demonstrated in mouse models

- HbF^{G16D} led to 1.5 – 2x more HbF per vector in well-established SCD mouse models[1]



P<0.05
%HbF expression normalized to VCN
15
10
5
0
HbF
HbF^{G16D}
γ-globin^{WT}
γ-globin^{G16D}

HbF^{G16D} Payload May Have a More Potent Clinical Anti-Sickling Effect Than Endogenous HbF

Hemolysis in SCD mice



% Reticulocytes
50
45
40
35
30
25
20
15
10
5
0
0
10
20
30
40
50
% HbF
Untreated (n=4)
HbF (n=8)
HbF^{G16D} (n=8)

- Lower % reticulocytes indicates less sickling and hemolysis[5]
- At the same level of % HbF (yellow oval)
  - HbF^{G16D} is superior to endogenous HbF at reducing reticulocyte count[1]

1. ARU-1801 IND. 2. Am J Clin Pathol . 1981 Jun;75(6):843-6. 3. Biochimica et Biophysica Acta 1963 Dec; 78(4):637-643 4. J Biol Chem. 2004 Jun 25;279(26):27518-24. 5. J Clin Invest. 2017 Mar 1; 127(3): 750–760

ROIVANT SCIENCES

54

Our Cellular Manufacturing Process Leverages a Proprietary Stemness Enhancer to Facilitate Engraftment



CD34+ selection
Stimulation
Transduction
Long-term engraftment
+ Stemness Enhancer
Stemness enhancer:
• Promotes HSC self-renewal
• Inhibits differentiation
True HSC
More true stem cells transduced / transplanted
For any given product VCN, higher chance of engraftment and long-term durability
Standard Process
Without stemness enhancer, some HSCs differentiate into progenitors
Progenitors do not contribute to long-term engraftment

ROIVANT SCIENCES
55

Aruvant Has the Potential to Provide a More Patient-Friendly Gene Therapy for SCD that Requires Lower Resource Utilization

Reduced intensity conditioning (RIC) with melphalan 140mg/m² may provide significant clinical benefit compared to the busulfan-based regimen used by the other leading SCD gene therapy candidates, including the potential for lower risk of secondary malignancy

Note: no head-to-head studies of these products have been conducted

	Busulfan 3.2 mg/kg/day* (Used by myeloablative gene therapies)	Melphalan 140 mg/m² (Used by ARU-1801)
Neutropenia Recovery Time	20 days[1]	**7 days[2]**
Platelet Recovery Time	28 days[1]	**8 days[2]**
Neurotoxicity	Seizure prophylaxis required[3]	**No seizure prophylaxis required[4]**
Ovarian Failure	70 - 80%[5]	**30 - 40%[5]**
Chemo Administration	4 days[6] daily PK monitoring	**1-hour infusion[4]**
Days in Hospital	44 days (median)[6]	**0-5 days[7]**
Potential for Outpatient Administration	Low[3] *(longer cytopenias, multiple infusions)*	**High[7]** ***(common in multiple myeloma)***
Backup Collection	Required[8]	**Not required[9]**
Risk if No Engraftment	Rescue transplant required[8]	**No rescue required[9]**

ROIVANT SCIENCES

Table reflects combination of gene therapy protocols, reported results from gene therapy trials, and literature on the use of these conditioning agents in other settings.
*Dose adjusted to a targeted AUC for busulfan of 4200 µM*min. 1. bluebird bio ASGCT 2020. Resolution of Sickle Cell Disease (SCD) Manifestations in Patients Treated with LentiGlobin Gene Therapy: Updated Results of Phase 1/2 HGB-206 Group C Study. 2. Based on data from 3 ARU-1801 patients. 3. Busulfan label: seizure prophylaxis required but not with phenytoin due to PK interaction with busulfan. 4. ALKERAN label. 5. Estimated based on Kaplan-Meier plot in post-pubescent female children based on time to elevated FSH level with up to 8 years follow up (Panasuk et al. BJH 2015). 6. ZYNTEGLO EPAR. 7. Boston Medical Center. B Freeman et al. (2014) Bone Marrow Transplantation and Guru Murthy GS et al. (2019) Biol. Blood Marrow Transplant; outpatient autologous HSCT are already performed for multiple myeloma and AL amyloidosis 8. Rescue cell collection required per bluebird bio protocol. 9. Based on Aruvant protocol.

56

Thoughts on bluebird bio MDS/AML Announcement

SCD patients at increased risk for malignancy

- Population studies show SCD patients have a 1.5-11x increased risk for hematological malignancies[1,2]
- Concomitant therapies, such as hydroxyurea, are associated with leukemogenesis[3,4,5,6] and we believe may exacerbate risk in SCD

High doses of chemotherapy a known risk

- LentiGlobin and other gene therapies require high dose myeloablative busulfan
- ARU-1801 leverages lower dose, reduced intensity melphalan
- Higher doses of alkylating agents lead to higher risk of MDS / AML[7,8,9] and we believe may exacerbate SCD malignant predisposition

Long track record of lentiviral vector safety

- Over 250 patients treated with lentiviral-modified stem cells with no episodes of insertional oncogenesis[10]
- Thousands treated with lentiviral CAR-T[11]
- Lentiviral vectors originated from HIV-1, which is not associated with tumorigenesis[12]

Lentiviral vector exonerated in BLUE cases

- There are accepted methods to determine if vector was responsible for oncogenesis[13]
- bluebird bio conducted systematic analysis of first MDS patient to demonstrate that vector was not responsible; it is possible that use of busulfan and underlying disease risk may have played a role[13]
- In addition, bluebird bio has announced that based on available results to date, it is very unlikely that recently reported AML case in Phase 1/2 Study was related to lentiviral vector used[14]
- Recent MDS case reclassified as not a case of MDS, diagnosis changed by investigator to transfusion-dependent anemia[15]

BLUE issues highlight the need for safer conditioning regimens for SCD patients receiving gene therapy

ROIVANT SCIENCES

Bluebird bio disclosed 2 recent cases of MDS / AML on 2/16/21 via press release. 1. Brunson et al. Blood 2017, 130:1597 2. Seminog et al. J R Soc Med 2016, 109:303 3. Kiladjian JJ, et al. Blood. 2008 Nov; 112(11):1746. 4. Nielsen I, et al. Am J Hematol. 2003 Sep;74(1):26-31. 5. Björkholm M, et al. J Clin Oncol. 2011 Jun 10;29(17):2410-5. 6. Kissova J, et al. Anticancer Res. 2014 May;34(5):2489-96. 7. Greene MH et al. Ann Intern Med. 1986 Sep;105(3):360-7. 8. Tucker MA et al. J Natl Cancer Inst. 1987 Mar;78(3):459-64. 9. Cuzick J et al. Br J Cancer. 1987 May;55(5):523-9. 10. Tucci et al. EHA 2020. Poster Presentation. 11. CIBMTR 2019 Cellular Therapy Summary Slides 12. Fan H, et al. Viruses. 2011 Apr;3(4):398-422. 13. Hsieh MM, et al. Blood Advances. 2020 May;4(9):2058-2063. 14. bluebird bio press release 3/10/21
15. https://investor.bluebirdbio.com/news-releases/news-release-details/bluebird-bio-provides-update-severe-genetic-disease-programs-and

57

The MOMENTUM Study is a Phase 1/2 Trial of ARU-1801 Utilizing Reduced Intensity Conditioning (RIC) in Patients with Severe SCD

Key Inclusion Criteria

- HbSS / HbSβ0 / HbSβ+ thalassemia
- 18-45 years of age
- Patients with severe SCD (frequent painful VOEs, 2 or more lifetime ACS, or one ACS requiring ICU admission or requiring chronic transfusions)
- Failed hydroxyurea, actively refused to take it, or have no access
- No matched sibling donor or refused allogeneic transplant

Key Exclusion Criteria

- History of stroke or on disease modifying therapy for moderate to high risk for stroke
- Patients with alpha thalassemia (2 or more deletions)

MOMENTUM



Consent, screening, enrollment
2 months of HbS reduction to <30%
Stem cell collection (PBSC)
CD34+ isolation and cryopreservation (goal ≥ 8 x 10⁶ CD34+ cells/kg)
Conditioning 140 mg/m² melphalan
ARU-1801 manufacture
ARU-1801 IV infusion

ROIVANT SCIENCES

ACS, acute chest syndrome; PBSC, peripheral blood stem cell.

58

ARU-1801 Has Demonstrated Durable Engraftment Through 36 Months and Potentially Curative HbF Levels Greater than 30% with Refined Manufacturing Process II Data from first three patients to date Process I manufacturingProcess II manufacturing 50% Patient 1 50% Patient 2Patient 3 50% Hemoglobin (% of endogenous Hb*) 40% 40% 30% 30% 30% 30% threshold for absence of symptoms1 20% 10% 0% 61218243036 Month Durable engraftment through 36 months 20% 10% 0% 61218243036 Month Durable anti-sickling Hb level through 36 months 20% 10% 0% 12345678910 Month 38% total HbF expression at 10 months Hb Types HbA2 HbF HbFG16D F-cells (at 12 months) 57%43%96% ASGCT 2019 Oral Abstract Session 123, Abstract 50, Monday 29 April 2019 by Dr. Punam Malik. Aruvant data59 * % of endogenous Hb expressed as % of sum (HbFG16D, HbF, HbA2, and HbS) to account for transfused HbA blood. Patient 2 expresses ~3% endogenous HbA which is not included in the endogenous Hb calculation as it cannot be distinguished from exogenous HbA during transfusions 1. Ngo et al. (2011).

Hospitalized VOEs Total VOEs Pre-treatment (24 mo) Post-treatment (24 mo) Reduction (%) Pre-treatment (24 mo) Post-treatment (24 mo) Reduction (%) Patient 1 7 1 86% 41 3 93% Patient 2 1 0 100% 20 3 85% Patient 3 6 0 at 10 mos 100% 12 0 at 10 mos 100% Process I Process II Process I has shown durable engraftment to 36+ months in Patients 1 and 2 Process II has shown improved product profile with Patient 3 showing highest VCNs, HbF, and F-cells to date Additional Process III (Phase 1/2) and Commercial Process (pivotal trial) being developed with the aim of further increasing VCNs Severe VOEs Are the FDA-Acknowledged Primary Endpoint for SCD Registration VCN, vector copy number. 60

CMC Process Improvements Scheduled For 2H 2021 to Prepare For Commercial Supply 1H 20212H 2021 1H 2022+ MOI, Method of induction; VCN, vector copy number. 61

Small Molecule Discovery Engine

Roivant's Computationally Powered Drug Discovery Engine

Internal discovery engine built from complementary expertise and differentiated through integrated feedback loop between computation and experimentation

Target Selection

"Investment lens" for target identification, powered by computational tools and interdisciplinary team of R&D experts, investors and data scientists

Computational Capabilities

Leading computational physics capabilities for *in silico* design and optimization of any small molecule, integrated with proprietary supercomputing cluster

Machine learning-based platform built specifically for *in silico* design and optimization of protein degraders

MedChem Expertise and Experimental Capabilities

In-house facility fully equipped for biophysics, synthetic chemistry, crystallography, and biology; tightly integrated with *in silico* capabilities to augment molecular dynamics simulations and generate high resolution crystal structures

World-class leader in degrader med chem, novel ligands, and experience synthesizing thousands of heterobifunctional degraders and glues across tens of targets

Clinical Development

ROIVANT SCIENCES

63

Platform Distinctively Combines Computational Physics and Machine Learning Capabilities COMPUTATIONAL PHYSICS How it WorksKey to Success Predicts how molecules will Higher likelihood of identifying novel binding pockets on previously MACHINE LEARNING interact by computationally modeling (based on quantum physics) the forces and energies of the atomic and sub-atomic particles that comprise the molecular system Predicts how molecules will interact by programming a computer to mathematically recognize patterns from experimental “training” data on how other molecules interact The accuracy and speed of “binding free energy” calculations, the computational proxy for the binding affinity of two molecules at various poses Access to, and ability to appropriately curate, relevant training data for the specific drug discovery problem “undruggable” targets Replace experimental assays with in silico assays, saving time and cost Accelerate hit-to-lead and lead optimization Decompose atom-by-atom contributions to binding through computational physics, enabling more effective improvements to chemical structure Predict pharmacokinetic properties through machine learning 64

Leading Computational Discovery Capabilities



Woody Sherman, Chief Computational Scientist

Internationally renowned pioneer in computational chemistry;13-year career as technical and scientific leader at Schrödinger before joining Silicon Therapeutics / Roivant

	Distinctive Roivant Advantage	Sample Proprietary *in silico* Assays
SILICON Therapeutics **Computational Physics**	Peer to Schrödinger's FEP+ for speed and accuracy of binding free energy calculations Simulations powered by proprietary supercomputing cluster and restrained by experimental biophysics data create sustainable advantage in capabilities	• Predict binding affinity of a ligand and a protein • Predict conformational dynamics of a protein as it shifts from active to inactive state • Identify binding sites on a protein
VANTAI **Machine Learning**	Machine-learning models for protein degradation and ADMET prediction trained on >5 years of proprietary degrader-specific experimental data and millions of carefully curated protein stability datapoints	• Graph representations of known protein-protein interactions to design new degraders that can effectively stabilize target-E3 interfaces • Ubiquitin proteasome system map to identify degron motifs

ROIVANT SCIENCES

65

Roivant's Platform Unlocks New Opportunities To Drug High Value Targets

Target Category	Challenge	Opportunity	Roivant Edge
Phosphatases *(SHP2, PP2A)*	Non-druglike inhibitors due to charged, polar catalytic site	Allosteric inhibitors and/or heterobifunctional degraders/glues	Advanced simulations and integrated biophysics to identify novel, druggable allosteric sites; ML-based protein-protein interface modeling to design optimal degrader pharmacophore
Transcription Factors *(AR, STAT3, HIF2A)*	Modulation of DNA binding	High-affinity ligands and/or heterobifunctional degraders/glues	Exploration of larger chemical space via free energy simulations and atom-by-atom design tools; use of degron knowledge graph to identify degron motifs and reverse-engineer warhead and recruiter ligands
Signaling Proteins *(KRAS, CRAF, JAK2-617F, STING)*	Tuning signal modulation (agonism vs. antagonism)	Designed conformational modulators	Targeted simulations along biologically relevant reaction path
Intrinsically Disordered Proteins *(WRN, ADAR1)*	No classic small molecule binding sites	Targeting cryptic pockets and/or heterobifunctional degraders/glues	Long-timescale molecular dynamics, mixed-solvent molecular dynamics, and water thermodynamics to discover novel cryptic pockets

Note: The above are examples of potential applications for our existing platform technologies.

ROIVANT SCIENCES
66

Target Discovery Lead Optimization IND-Enabling AR ► STAT3 ► BRD4 ► CBP/P300 ► SHP2 ► SMARCA2/4 ► KRASG12D ► WRN ► JAK2-617F ► CRAF ► HIF2A ► ADAR1 ► Undisclosed Additional Programs ► mHTT ► Undisclosed Additional Programs ► STING ► NLRP3 ► Undisclosed Additional Programs ► Degrader 67 Inhibitor

Small Molecule Discovery Pipeline Spans High-Value Targets Across Oncology, Neurology, and Immunology

Target & MoA	Opportunity Profile	Potential Indications/Patient Populations
AR Degrader	• Prostate cancer that progresses on AR inhibitors is usually still AR-driven, indicating benefit from degradation • Ability to go after wild type, amplified, and AR mutant variants	• Broad prostate cancer (metastatic, non-metastatic, neo-adjuvant settings)[1] • Precision medicine AR mutant prostate cancer[2]
STAT3 Degrader	• Historically undruggable transcription factor and central node within JAK-STAT signaling pathway; precision medicine and I/O opportunities	• STAT3-mutated-hyperactivated tumors (e.g., PTCL); solid tumors and hematologic malignancies with STAT3-activation in tumor micro-environment (I/O combo potential)[3-4]
BRD4 Degrader	• Specific degrader of BRD4, an epigenetic reader and transcriptional regulator • Aim to significantly improve on efficacy vs BETi by fully abrogating BRD4 function	• Myelofibrosis (treatment-naïve and Jakafi-experienced)[5] • Other hematologic malignancies[6]
CBP/P300 Degrader	• CBP/P300 control expression of oncogenic factors (e.g., AR, c-Myc) in prostate cancer • Synthetic lethality target (LOF mutations) with precision medicine approach	• AR+ prostate cancer (including AR mutants and splice variant subsets)[7], tumors with CBP or P300 LOF (e.g., DLBCL, FL, NSCLC, bladder cancer)[8]
SHP2 Degrader	• Difficult-to-drug protein tyrosine phosphatase and central node downstream of RTKs • Precision medicine and I/O opportunities with mono and combination therapy	• Broad potential application across a variety of solid tumors[9-10] • Combination opportunities with EGFR inhibitors, KRAS inhibitors, anti-PD1s[11]
SMARCA2/4 Degrader	• Synthetic lethality target in multiple tumor types (e.g., SMARCA4 LOF)	• SMARCA4-mutated NSCLC (~10% of NSCLC overall)[12] • Tumor agonistic indication: SMARCA4-mutated solid tumors[13-16]
KRAS G12D Degrader	• Historically undruggable oncogene variant G12D • Most frequently mutated oncogene in human cancers	• KRAS G12D mutant tumors[17-18] • Highest rates in PDAC, CRC, endometrial, lung cancer[19]

ROIVANT SCIENCES

1. Fujita 2019; 2. Brooke 2009; 3. Zou 2020; 4. Shahmarvand 2018; 5. Saenz 2017; 6. Reyes-Garau 2019; 7. Jin 2017; 8. Iyer 2004; 9. Zhang 2015; 10. Chen 2020; 11. Liu 2021; 12. Herpel 2017; 13. Jelinic 2014; 14. Fernando 2020; 15. Hasselblatt 2014; 16. Huang 2020; 17. Uras 2020; 18. Ghimessy 2019; 19. Massachusetts General Hospital – Cancer Center: KRAS, G12D (c.35>A)

68

Small Molecule Discovery Pipeline Spans High-Value Targets Across Oncology, Neurology, and Immunology, continued

Target & MoA	Opportunity Profile	Potential Indications/Patient Populations
mHTT Degrader	• Neurodegenerative disease target characterized by CAG repeats and toxic mHTT protein aggregation; no approved therapies can reduce level of toxic mHTT	• Huntington's disease[1-2]
STING Degrader	• Potential for precision immunology and rare disease medicine approach • Molecularly defined autoinflammatory diseases	• STING, type I IFN driven inflammatory diseases: type I IFN-high SLE[3] • Neuroinflammatory diseases: subsets of ALS, Parkinson's defined by STING/IFN biomarkers[4] • Rare monogenic diseases: SAVI and others[5]
NLRP3 Degrader	• Inflammasome; innate immune pathway target; central regulator of IL-1β and IL-18 cytokine secretion • Drives inflammation across a broad range of chronic disorders	• Autoimmune and inflammatory diseases such as Cryoporin-associated periodic syndromes (CAPS), gout, SLE, IBD, Behcet's, and asthma[6-8]
ADAR1 Inhibitor	• Intracellular innate immune checkpoint target & biomarker defined tumor cell dependency • Potential to overcome PD1/PDL1 resistance	• Type I IFN-high solid tumors including lung, colon, breast, ovarian[9-10]
WRN Inhibitor	• Synthetic lethal target required in tumors with DNA damage repair deficiency	• MSI colorectal, gastric cancers[11-12] • PARP inhibitor combinations[13]
JAK2-617F Inhibitor	• Potential for precision medicine approach • Selective for mutants of blood neoplasm driver	• V617F driven myeloproliferative neoplasms: polycythemia vera, essential thrombocythemia, primary myelofibrosis, AML[14-16]
CRAF Inhibitor	• Synthetic lethal target required in KRAS and NRAS mutant tumors • CRAF mutant tumors	• NRAS mutant melanoma[17] • KRASG12X (non G12C) tumors: lung, colon, many other GIs[18-19] • CRAF mutant GI cancers: gastric, colon, lung, other[20]
HIF2A Degrader	• Synthetic lethal target required specifically in tumors with 'Achilles' heel' mutation	• VHL mutant RCC[21] • Pheochromocytoma[22-23]

ROIVANT SCIENCES

1. Lakra 2019; 2. Ast 2018; 3. Elkon 2011; 4. Chin 2019; 5. Fremond 2020; 6. Shen 2018; 7. Li 2020; 8. Wang 2020; 9. Xu 2019; 10. Herbert 2019; 11. Lieb 2019; 12. Zimmer 2020; 13. Chan 2018; 14. Vannucchi 2006; 15. Gotlib 2010; 16. Kilpivaara 2009; 17. Kaplan 2012; 18. Lito 2014; 19. McCormick 2018; 20. Holderfield 2015; 21. Hoefflin 2020; 22. Comino-Mendez 2013; 23. Jochmanova 2014

69

Potential Best-in-Class AR Degrader Expected to Initiate Phase 1 in 2021

Orally-administered androgen receptor (AR) degrader with excellent drug-like properties, broad mutant coverage and potential to move upstream in prostate cancer treatment paradigm

Unmet Need in Prostate Cancer

- With ~200k new cases annually in the US, prostate cancer represents a significant market opportunity for which AR is a clinically validated target[1]
- Fully shutting down the AR pathway via AR degradation (vs inhibition) has potential to improve upon response rates and durability achieved with existing AR antagonists -- both in refractory and earlier-line prostate cancer patients[2]

Robust Preclinical Data Package with Clear Path to Clinic

- Multiple highly potent and selective oral AR degraders with distinct chemistries and excellent drug like properties
- Lead candidate degrades both wild-type and other AR mutants
- Strong activity observed in models in which enzalutamide is inactive
- Encouraging safety and tolerability profile in non-GLP toxicology studies completed to date
- Planned development path includes both refractory and early-line settings (e.g. mCRPC, nmCRPC), including combination therapy
- IND-enabling studies ongoing

Lead Candidate (ARD-1671) Demonstrates Inhibition of Tumor Growth in a VCaP Xenograft Model Compared to Enzalutamide (Xtandi) and has Broad Activity *In Vitro* Across Wild Type and AR Mutants



Antitumor Activity in VCaP Xenograft Tumor Model
Tumor Volume (mm³)
1000
800
600
400
200
0
0
5
10
15
20
25
30
Treatment Day
Vehicle
Enzalutamide 20 mg/kg
ARD-1671 20 mg/kg
PO QD Dosing



Wild-type AR
VCap 24h
1671 AR
ARmt (T878A)
LNCAP 24h
1671 AR
ARmt (H875Y)
22RV1 24h
1671 AR
MDA-PCa-2b 24h
1671 AR

- ARD-1671 (lead candidate) achieved 64% tumor growth inhibition on treatment day 25 in an intact VCaP xenograft tumor model, whereas enzalutamide achieved -1%
- Dramatic prostate weight reduction in dogs in 21-day DRF study starting at 1 mg/kg, consistent with expected pharmacodynamic effect
- ARD-1671 potently degrades AR in VCaP (AR wt), LNCaP (T878A), MDA-Pca-2b (L702H and T878A) cell-based models

1. National Cancer Institute SEER Cancer STAT Facts; 2. Aggarwal 2018

ROIVANT SCIENCES

70

STAT3 Overview STAT3, a transcription factor, has been implicated as a direct driver of multiple tumor types and contributes to an immune-suppressive tumor microenvironment (TME), suggesting an important role in immuno-oncology1-3 STAT3 Degrader Achieves Deep Responses in Xenograft Tumor Model (Leukemia) with Activated STAT3 Pathway Effect of IV SD-436 on Tumor Volume in MOLM16 Xenograft Model Historically “undruggable,” despite over 20 years of industry effort, largely due to specificity and potency challenges Highly potent and selective STAT3 degraders in lead optimization Intend to develop in select cancers with intrinsic hyper-activated STAT3 signaling Mean Tumor Volume (mm3) 2000 1500 Vehicle Control SD-436 5 mg/kg SD-436 10 mg/kg 200 Treatment qW and in tumors where STAT3 degradation can unlock anti-tumor immunity SD-436 20 mg/kg 150Vehicle Control SD-436 5 mg/kg Mean Tumor Volume (mm3) SD-436 20 mg/kg Potential STAT3 Degrader Lead Potently and Selectively Degrades Wild Type and Mutated STAT3 Proteins in Cells 1000 500 100 50 0 15202530 Days post Implantation Human PBMCs (20h treatment) DMSO 0.1 nM 0.5 nM 2.5 nM 13 nM 64 nM 320 nM 1600 nM 8000 nM 40000 nM Pfeiffer (STAT3K658R) (20h treatment) DMSO 0.1 nM 0.5 nM 2.5 nM 13 nM 64 nM 320 nM 1600 nM 8000 nM 40000 nM 0 1520253035 Days post Implantation STAT3 1. Beebe 2018; 2. Yu 2009; 3. Lee 2019 STAT3 degrader at 5 mg/kg weekly achieved rapid and complete tumor regression 71

KRAS Simulate all waters Energy & atomic decompositions Rigorous binding predictions Computational Physics Edge Predictive Druggability Novel binding hotspots identified via advanced molecular dynamics simulations that capture protein flexibility, entropy, and water Atom-by-Atom Design Binding hotspots can be levered to overcome potency barriers, facilitating the removal of covalent cysteine linkage for non-G12C KRAS variants Nuanced interactions (e.g., π-π stacking) Conformational change 72

Appendix

Key Near-Term Potential Catalysts

dermavant	Tapinarof NDA Filing in Psoriasis	Mid-2021
	FDA Approval Decision on Tapinarof for Psoriasis	Mid-2022
	Tapinarof Phase 3 Initiation in Atopic Dermatitis	2H 2021
IMMUNOVANT	Resume IMVT-1401 Trials Across Multiple Indications	TBD
ARUVANT	First Patient Dosed with ARU-1801 Manufacturing Process III	2H 2021
	Clinical Data from Additional ARU-1801 Phase 1/2 Patients	2H 2021
	ARU-1801 Phase 3 Initiation	1H 2022
kinevant	Namilumab Phase 2 Initiation in Sarcoidosis	1H 2022
lysovant	LSVT-1701 MAD Initiation	1H 2022
ROIVANT SCIENCES	In-License Multiple Potentially Category-Leading Drugs	Ongoing
	Phase 1 Initiation for First Degrader Candidate	2H 2021
	Multiple Additional Degrader Candidates Entering IND-Enabling Studies Each Year	Starting 2022

ROIVANT SCIENCES

All catalyst timings are based on current expectations but may be subject to change. All trademarks are property of their respective owners.

74

Transaction Overview

Transaction Overview
($M, except share data)

Pro forma shares outstanding (M)[1]	732.2
(x) Illustrative share price	$10
Common equity value	**$7,322**
(-) Pro forma net cash[2]	(2,322)
Firm value	**$5,000**

Pro Forma Ownership



MAAC Public Shareholders 5.6%
PIPE Investors 2.7%
Sponsor Shares 1.0%
Silicon Therapeutics Shareholders 4.6%
Roivant Shareholders[3] 86.1%

Sources ($M)

Sources	
SPAC cash in trust	$411
PIPE	200
Total sources	**$611**

Uses ($M)

Uses	
Cash to balance sheet	$556
Expenses[4]	55
Total uses	**$611**

ROIVANT SCIENCES

Source: Company filings and estimates. All figures are as of December 31, 2020 unless otherwise noted.
1. Assumes no share redemptions and excludes impact of warrants and 20% and 10% sponsor share earn-outs if stock price closes at or above $15 and $20, respectively, for 20 out of 30 trading days within 5 years of closing. Includes shares issued and expected to be issued to former Silicon Therapeutics shareholders, including assumed settlement of the $100M "Second Tranche" in equity. Excludes impact of options, RSUs, and other compensatory equity instruments. 2. Includes cash, cash equivalents, and restricted cash, net of debt balance of $166.3M and net of non-controlling interest of $206.6M. The debt balance primary reflects $146.3M related to the fair value measurement of a funding agreement between Dermavant and NovaQuest pursuant to which Dermavant borrowed an aggregate of $117.5M in exchange for an obligation to make certain variable future payments calculated as a function of the achievement of regulatory and sales milestones or events of termination. 3. Includes all issued and outstanding common shares and non-voting common shares. Excludes impact of options, RSUs, and other compensatory equity instruments. Excludes PIPE investments committed by existing Roivant investors. 4. Estimated transaction fees and expenses for both SPAC and target including deferred underwriting fees, PIPE fee, financing fees and advisory, legal and other fees

75

Roivant's Vant and Cash Holdings

All figures as of Dec. 31, 2020 except where otherwise noted

Cash Position[1]	$2,153M Consolidated $1,694M Centrally Funded[2]
Total Debt	$166M[3]
Pro Forma Cash Runway	Mid-2024[4]

Private Vant Ownership		
Vant	% Basic	% Diluted
Dermavant	100%	86%
Aruvant[5]	88%	80%
Targeted Protein Degradation Platform[6]	60%	60%
Genevant[7]	83%	69%
Lysovant	100%	99%
Kinevant (Namilumab)[8]	88%	88%
Kinevant (Gimsilumab)	100%	99%
Affivant[9]	100%	100%
Cytovant[10]	72%	68%
Datavant[11]	52%	48%
VantAI	100%	100%
Lokavant	90%	86%
Alyvant	97%	94%

Public Vant Ownership[12]			
Vant	# Shares	% Basic	% Diluted
Immunovant	56.4M	58%	54%
Arbutus	38.8M	35%	32%
Sio Gene Therapies	18.6M	33%	29%

1. Includes cash, cash equivalents, and restricted cash. Excludes $200 million investment from SK Holdings Co., Ltd. into Targeted Protein Degradation Platform (half funded in January 2021 and the balance is committed to be funded in July 2021); includes $75 million restricted cash in escrow for the DSP transaction, which is expected to be released to Roivant in June 2021. Datavant, Arbutus and Sio Gene Therapies are not consolidated.
2. Consolidated cash excluding cash held at Immunovant, Cytovant and Genevant
3. Consolidated debt balance of $166.3 million is at Dermavant Sciences Ltd. (non-recourse to Roivant). Dermavant and NovaQuest entered into a funding agreement pursuant to which Dermavant borrowed an aggregate of $117.5 million in exchange for an obligation to make certain variable future payments calculated as a function of the achievement of regulatory and sales milestones or events of termination. Dermavant elected the fair value option to account for this debt. As of December 31, 2020, the fair value of the debt was $146.3 million
4. Pro forma for MAAC business combination assuming no SPAC redemptions and $200 million PIPE financing. Assumes Roivant fully funds all existing consolidated Vants excluding Immunovant, Cytovant and Genevant. Assumes no pipeline attrition from program failures and excludes budget for new investments.
5. Cincinnati Children's Hospital Medical Center has a fully-diluted 12% ownership interest in Aruvant and has anti-dilution rights to maintain a fully-diluted 12% ownership interest based on Aruvant's capitalization at the earliest occurrence of certain events. The shares associated with these anti-dilution rights will not be issued until the earliest occurrence of certain events and therefore are not included in the calculation of ownership percentage
6. Refers to Pharmavant 5, Inc. Pro forma for the completion of the investment of SK Holdings Co., Ltd. into Pharmavant 5. Excludes potential newly issued earnout shares Roivant is eligible to receive upon the achievement of certain milestones, which in total equal 5% of Pharmavant 5's common stock
7. Ownership percentage solely reflects Roivant Sciences Ltd.'s direct common stock ownership interest in Genevant. Roivant Sciences Ltd. additionally holds convertible notes issued by Genevant and has an indirect interest in Genevant through shares held in Arbutus Biopharma Corporation.
8. Refers to Pharmavant 3 Ltd. The minority shareholders have anti-dilution rights to maintain a fully-diluted 12% ownership interest in Pharmavant 3 until a certain financing threshold is met. The shares associated with these anti-dilution rights will not be issued until additional share issuances occur and therefore are not included in the calculation of ownership percentage
9. Refers to rights held by a subsidiary of Pharmavant 6 Ltd.
10. Includes indirect ownership of Cytovant
11. Preferred shares have been included in the calculation of basic ownership percentage as if converted to common shares. A one-to-one ratio has been used to convert founder preferred shares; however, the conversion ratio will be based on excess liquidation proceeds upon occurrence of an initial public offering.
12. Ownership percentages derived from Immunovant 10-Q filed on 2/16/2021, Arbutus 13D filed on 7/16/2019, Arbutus 10-K filed on 3/4/2021, and Sio Gene Therapies 10-Q filed on 2/9/2021. Arbutus ownership includes the conversion of preferred shares held by Roivant.

ROIVANT SCIENCES

76

All figures as of Dec. 31, 2020 except where otherwise noted Source: Company filings and estimates. Amounts may not add up due to rounding. 77 Estimated transaction fees and expenses for both SPAC and target including deferred underwriting fees, PIPE fee, financing fees and advisory, legal and other fees

Dermavant also entered into a collaboration and license agreement with Japan Tobacco Inc. (JT) for exclusive rights to develop, register and market Tapinarof in Japan. Dermavant is entitled to up to $53M upon the achievement of78 certain milestones and royalties on sales. Excludes milestones due under NovaQuest financing, accounted for as debt in the financial statements.

1. For lefamulin, transferred rights cover Greater China (Mainland China, Taiwan, HK, Macau); for vibegron, transferred rights cover Mainland China; for each of RVT-802 and rodatristat ethyl, transferred rights cover Greater China and 79 South Korea.

1. At closing, Roivant issued approximately 28.2M shares (pro forma for the Montes Archimedes business combination) and paid approximately $14.0M in cash, net of cash received. Additional shares and cash are expected to be issued80 and paid as certain holdbacks are released.

Growing Technology Capabilities in Discovery, Development, and Commercialization Power Successful Outcomes Across Roivant and Vants 1 DrugOme is a computational ecosystem that enables fast, high-quality, and customized analyses to inform decision-making across the entire drug development continuum DrugOme integrates three key data types: Natural language processing used on text, literature, and documents Drug development data on molecules, targets, and trial data Real-world data and evidence from patients, physicians, and payers Lokavant offers software that integrates real-time data from ongoing clinical trials and monitors risks related to time, cost, and quality Proprietary data model serves as a “common language” for trial operational data and enables real-time data integration AI trained on proprietary dataset of 1,300+ trials designed to identify the most important risks quickly, when there is still time to mitigate them Deployed as Parexel’s next generation remote monitoring platform Datavant seeks to power every exchange of health data, unlocking a massive ecosystem of companies using linked, longitudinal data to improve patient outcomes Continued growth across health data network, including >400 organizations and >100 subscription customers Powers the advanced use of real-world evidence, patient finding, outcomes research, and commercial analytics Customers and partners include Janssen/J&J and other top 20 pharmas, ZS, Medidata, Cigna, Parexel, Symphony Health, Komodo Health, and the NIH Alyvant is a proprietary pharma commercialization technology for physician and patient segmentation, targeting, and engagement Generates dynamic call plans uniquely prioritized based on likelihood to prescribe by integrating patient and payor data with physician behavioral characteristics Salesforce app drives adherence to call plans and reprioritizes physician outreach based on feedback from the field During an initial co-promotion of three specialty products, Alyvant demonstrated a 223% year-over-year increase in the total number of prescriptions written by the physicians covered and an estimated 50% improvement in the efficiency of activating new prescribers Roivant retains a license to DrugOme, which is owned by DSP and managed by Sumitovant 81

Pete Lutwyche, PhD CHIEF EXECUTIVE OFFICER Former Chief Technology Officer at Arbutus Biopharma; Head of Pharmaceutical Development at QLT; 20+ years experience in development of LNP products Pete Zorn PRESIDENT AND CHIEF LEGAL OFFICER Former Chief Corporate Officer and General Counsel at Albireo Pharma; General Counsel and VP, Communications, Santaris Pharma; General Counsel and SVP, Targacept James Heyes, PhD CHIEF SCIENTIFIC OFFICER Former VP, Drug Delivery at Arbutus Biopharma; over 17 years experience in lipid chemistry and nucleic acid drug delivery; over 20 issued and published US patents in lipid nanoparticle and ligand conjugate technology Industry-Leading Nucleic Acid Delivery Company World-class delivery platforms to enable delivery of mRNA, siRNA, gene editing constructs, and other nucleic acids Best-in-class, proprietary lipid nanoparticle (LNP) platform and proprietary ligand conjugate platform Focused business of collaboration around delivery expertise and technology platforms Offers partners attractive potential to deliver payloads to traditionally hard-to-reach tissues and cell types, as well as nucleic acid design capabilities More than 600 LNP-related issued patents and pending patent applications, directed to individual lipid structure, particle composition, particle morphology, manufacturing and mRNA-LNP formulations Business Model Designed to be Profitable While Building Further Advances in Nucleic Acid Delivery Technology Genevant uses its expertise in the delivery of nucleic acid therapeutics and its existing IP estate to develop optimal delivery systems for its collaborators’ identified payloads or target tissues Genevant provides collaborators access to validated technology to deliver nucleic acid therapeutics, eliminating the need to build internal delivery expertise or build IP estate from scratch in complex field Genevant typically retains ownership or certain rights to delivery-related IP developed in context of collaboration, which can be leveraged for other out-licenses and to build on developments for future deals Business model exemplified by numerous recent collaborations and licensing deals, including for Gritstone’s COVID-19 vaccine, Sarepta’s gene editing therapeutics for specified neuromuscular diseases, and Takeda’s nucleic acid therapeutics directed to historically inaccessible hepatic stellate cells to treat liver fibrosis, all of which use Genevant’s LNP delivery technology 82

Lipid Nanoparticle (LNP) Ligand Conjugate Proven, best-in-class technology LNP technology used in FDA-approved RNA Tx (Alnylam’s Onpattro) Clinically validated for hepatocyte and vaccine use; developing for other tissues and cell types, including lung, eye, stellate and immune cells Validated further by collaborations and licenses granted to Alnylam, BioNTech, Takeda, Sarepta, Gritstone and others 600+ issued patents and pending patent applications Novel GalNAc ligands deliver to liver Equal or better preclinical potency and safety compared to current industry benchmark Applying delivery expertise to design of novel extrahepatic ligands to expand therapeutic reach Developing next-generation ligand conjugate platform for best-in-class GalNAc and enhanced extrahepatic utility 83

Lysovant Overview

Novel Endolysin for the Potential Treatment of *Staph Aureus* Bacteremia (SAB) and Infective Endocarditis (IE)

- LSVT-1701 is a novel bacteriophage-derived biologic candidate with potent, selective, and rapid bactericidal anti-staphylococcal activity including multi-resistant strains via cell wall hydrolysis
- Preclinical data suggest ability to dissolve bacterial vegetations - in preclinical not head-to-head trials in rabbit IE model, LSVT-1701 achieved complete experimental sterilization on top of daptomycin, whereas daptomycin antibiotic regimen alone and ContraFect's exebacase on top of daptomycin did not
- Based on preclinical toxicology and safety data to date, LSVT-1701 has the potential to be given at multiple and higher doses than exebacase
- We anticipate initiating a Multiple Ascending Dose study in patients with complicated SAB including IE in the first half of 2022

Novel Endolysin Mechanism of Action Compared to the Standard of Care Antibiotics



Inhibition of cell wall synthesis or function
• Beta lactams
• Vancomycin
Inhibition of nucleic acid synthesis or function
• Quinolones
• Rifampin
• Sulfonamides
• Trimethoprim
Folate
Inhibition of protein synthesis
• Macrolides
• Clindamycin
• Linezolid
• Streptogramins
• Chloramphenicol
• Aminoglycosides
• Tetracyclines
• Tigecycline
Direct cleavage of peptidoglycan
• LSVT-1701
• Exebacase
Disruption of cell membrane
• Polymyxins
• Daptomycin

High Unmet Need

- There are an estimated 226,000 patients with SAB and 50,000 with IE each year in the US[1]
- ~32% of SAB is complicated due to sepsis, comorbidities, or dialysis, and ~28% of SAB is refractory[1]
- *Staph aureus* bacteremia can result in high 30-day mortality of ~20% despite standard of care antibiotics[2]
- Every year, SAB patients account for ~$7.4BN in direct hospital cost in the US alone. Sepsis due to SAB is a major cost driver[3]
- LSVT-1701 has the potential to achieve best-in-class positioning on top of standard of care for hard-to-treat infections

Strong Value Proposition with Potential For:

- **Rapid antibacterial activity:** Potential rapid and highly effective lytic action
- **Species specificity:** Anti-staphylococcal endolysins provide pathogen-targeted bacteriolysis and preserve normal flora
- **Low propensity for resistance:** Target binding sites are highly conserved and essential to bacteria viability
- **Synergy with standard of care:** Potential to be used to treat antibiotic-resistant bacteria and administered concurrently with antibiotics
- **Effective against biofilms:** Eradicated and cleared biofilm in animal models where standard of care is ineffective
- **Effective against all strains:** *In vitro* susceptibility data demonstrates activity profile for both MRSA/MSSA, and multi-resistant clinical isolates

All drugs are investigational and subject to health authority approval.
1. Claims and Premier Chargemaster Data 2018; Trinity Analysis 2020. 2. Austin et al. (2019). Clinical Infectious Diseases. 3.Projected based on ICD-10 Codes A41.01, A41.02, R78.81+MRSA/MSSA and Premier Chargemaster Data 2018.

ROIVANT SCIENCES 84

Significant Clinical Potential

lysovant

In Vitro Data

- Narrow and well-defined LSVT-1701 MIC range (MIC_{90} 2 ug/ml) across a diverse collection of current clinical *S. aureus* isolates including MRSA, MSSA, vancomycin-intermediate *S. aureus* (VISA), and glycopeptide-intermediate *S. aureus* (GISA)[1]
- Comparable MIC range for 82 CoNS isolates (coagulase-negative staphylococci)
- LSVT-1701 not adversely affected by decreased susceptibility or resistance to various antibiotics, further confirming bactericidal activity

In Vivo Data

- LSVT-1701 multi-dose regimen has demonstrated complete sterilization of tissues in a rabbit infectious endocarditis model
- Demonstrated in vivo postantibiotic effect (PAE) of ≥48 hours in non-neutropenic murine bacteremia (MSSA sepsis) model
- No dose-limiting toxicities such as vascular lesions or immunogenicity observed following administration of multiple doses

Clinical Data

- In a clinical study evaluating single and multiple ascending IV doses in 51 healthy subjects, no serious adverse events were reported
- Observed mild to moderate adverse events (AEs) included chills/rigors, infusion site reactions, pyrexia, headache, myalgia, and fatigue

ROIVANT SCIENCES

1. In vitro activity of LSVT-1701 was evaluated at JMI Labs and Evotech against 400 Staphylococcus clinical isolates obtained worldwide via the SENTRY Antimicrobial Surveillance Program in 2019. The collection consisted of the following phenotypes: MRSA, methicillin-resistant *S. aureus*; MSSA, methicillin-susceptible *S. aureus*; VRSA, vancomycin-resistant *S. aureus*; VISA, vancomycin-intermediate *S. aureus*; GISA, glycopeptide-intermediate *S. aureus*; LIN-R, linezolid-resistant S. aureus; DAPT-NS, daptomycin-non-susceptible S. aureus; TLV-R, telavancin-resistant S. aureus; TCPL-I, teicoplanin-intermediate S. aureus; CEFT-I, ceftaroline-intermediate S. aureus; LFML-I, lefamulin-intermediate S. aureus. MIC, minimum inhibitory concentration.

85

Mid-stage program with a potentially fast path to market in an orphan indication Roivant is developing a fully human anti-GM-CSF monoclonal antibody, namilumab, with broad potential in autoimmune diseases GM-CSF is a key pathogenic cytokine that acts as a pro-inflammatory signal, prompting macrophages and other activated immune cells to launch an immune cascade that ultimately results in tissue damage1 In multiple Phase 2 studies, anti-GM-CSFs have been well-tolerated and have demonstrated the potential to improve symptoms in autoimmune diseases including rheumatoid arthritis and giant cell arteritis2,3 Namilumab has the least frequent subcutaneous dosing in the anti-GM-CSF class (Q4W) and has been studied in ~300 patients to date Multiple data points converge on GM-CSF as a target for pulmonary sarcoidosis, namilumab’s lead indication We plan to initiate a Phase 2 trial in sarcoidosis in the first half of 2022 and to explore additional applications of namilumab in other autoimmune diseases All drugs are investigational and subject to health authority approval. 86 1. Becher 2016. 2. Kiniksa Announces Positive Data from Phase 2 Trial of Mavrilimumab in Giant Cell Arteritis, October 2020. 3.GSK Presents New Efficacy and Safety Data of an Anti GM-CSF Antibody in Patients with Rheumatoid Arthritis, October 2018.

Kiniksa Multiple avenues for expansion across validated indications + white space indications Humanigen Sources: Company announcements; ClinicalTrials.gov.

Multiple Data Points Converge on GM-CSF as a Target for Pulmonary Sarcoidosis Pulmonary Sarcoidosis Namilumab’s lead indication, pulmonary sarcoidosis, is an autoimmune disease characterized by the accumulation of granuloma nodules in the lungs Prevalence is 150-200K patients in the US alone1 20-30% of patients end up with permanent lung damage2 GM-CSF in Sarcoidosis The granulomatous response is believed to begin when an antigen chronically stimulates and activates antigen-presenting cells, including alveolar macrophages Macrophages process and present the antigen, leading to the activation of CD4+ helper T cells, which produce pro-inflammatory cytokines including GM-CSF GM-CSF has been critically implicated in multiple parts of the granulomatous response, including: Activation and fusion of alveolar macrophages into multinucleated giant cells3 Priming and maintenance of T cell activation4 Interactions between lymphoid and myeloid cells that promote granuloma formation5 We plan to study whether namilumab may improve lung function and reduce the usage of steroids, which carry significant side effects when used longer-term 1. Baughman 2016. 2. Am J Respir Crit Care Med Vol. 173, 3-4, 2006. 3. Lemaire 1996, Zhang 2013, Dougan 2019. 4. Shi 2006, Zhang 2013, Dougan 2019. 5. Iannuzzi 2007, Becher 2016, Hamilton 2020. 88

Affivant Overview

Bispecific Antibodies: A Novel Class that Directs the Immune System to Kill Tumors


A
B
C

Tumor Associated Antigen (TAA) binding domain: Causes high affinity, high specificity binding to tumor surface

Immune cell binding domain: Binds and activates specific immune cell subsets, resulting in tumor cell death

Linker region: Improves pharmaceutical properties. Size and flexibility can be modulated to fine tune activity

Unique Approach to Engaging Natural Killer (NK) Cells and Macrophages Kills Tumor Cells


140
Y
140
H
140
Y
CD16A
CD16B
CD16A
+ IgG
✓ Binding
× No Binding
✓ Binding

- Affimed's Innate Cell Engagers (ICE) bind CD16A with a unique epitope
- CD16A is sufficient to fully activate cell killing by NK cells and macrophages
  - Differentiated from platforms that can engage NK cells
- Highly selective for CD16A
  - No dilution and sink effect through neutrophils (CD16B+)
- High affinity binding with minimal serum IgG competition
  - Superior to monoclonal antibodies (mAbs) and Fc-enhanced mAbs

ROIVANT SCIENCES
89

Affimed’s ROCK platform technology generates diverse, tetravalent, bispecific antibodies known as innate cell engagers (ICE) which can be customized to target specific binding domains on hematologic and solid tumor cells The partnership grants Roivant a license to AFM32, a preclinical ICE candidate In a head-to-head preclinical study, AFM32’s potency exceeded that of a monoclonal antibody that has been clinically validated against the same tumor target AFM32’s potency also exceeded that demonstrated in published preclinical studies of an antibody-drug conjugate agent that has been clinically validated against the same tumor target Based on preclinical and clinical experiences with other ICE antibodies in separate studies, the tolerability of AFM32 has the potential to be superior to that observed to date with antibody-drug conjugates in published literature AFM32 is potentially applicable to several highly prevalent solid tumor indications Beyond an exclusive license to AFM32, Roivant has the option to license from Affimed additional ICE molecules directed against targets that are not (a) currently licensed or optioned to third parties or (b) directed against targets included in Affimed’s current pipeline All drugs are investigational and subject to health authority approval. 90

Cytovant Overview

Cytovant CELL THERAPIES

Differentiated cellular medicines designed to be uniquely suited to Asian patients



Dr. John L. Xu
PRESIDENT
Previously President and CSO of Mab-Legend Biotech; Former CSO of Shanghai Benemae Pharmaceutical Corporation

Preclinical	Phase 1	Phase 2	Phase 3	Next Key Milestone
CVT-TCR-01 Oncologic Malignancies				Initiation of CMC activities in 2H 2021

CHALLENGE

Cell therapy in hematologic oncology is saturated by CAR-T

Therapeutics in China
(in development and launched)

Antigen	CAR-T[1]
BCMA	24
CD19	88
CD22	18
Total CAR-T[1]	244
Total TCR-T[1]	46

Asian populations have unique immunological characteristics and specific disease burdens


HLA-A*02:07
(~20%)
HLA-A*02:03
(~10%)

For example, two high-frequency alleles in Southern Chinese (above) are not addressed by any current TCR-based therapy[2,3]

Cell therapy is encumbered by complex manufacturing and regulatory paradigms


Patient with relapsed/refractory B cell malignancy
Leukapheresis
Retroviral transduction with anti-CD19 CAR
Anti-CD19 CAR
Anti-CD19 CAR T-cell infusion
Preconditioning chemotherapy

For example, production of cellular tissue is highly regulated in China and must be done onshore

CYTOVANT APPROACH

TCR-T may better enable solid tumor targeting, a larger market opportunity than blood cancers

Asia-specific development focus allows Cytovant to address needs that are unmet by a global focus

Combination of scientific expertise and local knowledge achieves optimal execution

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.
1. Clarivate Analytics as of January 2021. 2. Cheng et.al. Academic Journal of the First Medical College of PLA. 2005; 25(3): 321-324. 3. Chen et al. Singapore Immunology Network 2012; 53:182-190.

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CVT-TCR-01 (NY-ESO-1): A Clinically Validated Initial Target with Potential Across Multiple Tumor Types

Cytovant CELL THERAPIES

NY-ESO-1 is Highly Prioritized in the Scientific Community for Translational Research Opportunities in Cancer[1]

- NY-ESO-1 is an oncofetal protein expressed in malignant tissue; in particular, it is highly expressed in soft tissue sarcoma, ovarian cancer, esophageal cancer, and lung cancer, among others
- NY-ESO-1 is highly immunogenic and its expression is associated with decreased survival
- NY-ESO-1 is only expressed only intracellularly, making it a suitable target for a TCR-T based approach

NY-ESO-1 is Highly Expressed Across Many Fatal Cancers in Asia



Colorectal 2
17%
Lung 3
19%
Esophageal 4
21%
Bladder 5
35%
Ovarian 6
43%
Melanoma 6
46%
Synovial Sarcoma 6,7
80%
Neuroblastoma 6
82%
MRCLS 6
89%
% Tumor Cells Expressing NY-ESO-1 mRNA

Cancers above resulted in over 1.3 million deaths in 2020 in China alone[8]

Promising Preclinical Data and Clinical Validation from Other NY-ESO-1 Directed TCR Therapies

- In preclinical testing, CVT-TCR-01 demonstrated specific and potent killing of NY-ESO-1-positive cell lines as assessed by release of IFN-γ, a surrogate for T cell activation and response
- Cytokine release assays indicate that CVT-TCR-01 induces strongly proinflammatory Th1-type cytokine secretion upon exposure to NY-ESO-1 positive cell lines, further supporting CVT-TCR-01's antitumor activity
- Preliminary clinical results from NY-ESO-1 directed TCR therapy demonstrate promising efficacy in a wide variety of tumor types, including synovial sarcoma, multiple myeloma, and myxoid round cell liposarcoma

ROIVANT SCIENCES

1. Cheever et al. The Prioritization of Cancer Antigens… Clin Cancer Res. 2018. 2. Li et al. Expression and Immunogenicity… 2017. 3. Katalinic et al. Immunohistochemical expression… 2017. 4. Zhang et al. Expression of cancer-testis antigens… 2019. 5. Dyrskjot et al. Expression of…NY-ESO-1… 2012. 6. Thomas et al. NY-ESO-1 Based Immunotherapy… 2018. 7. Wang et al. Survival changes in patients with Synovial Sarcoma, 1983-2012. J Cancer 2017; 8(10): 1759-1768. 8. Ratio calculated from GLOBOCAN 2018 incidence data. "West" includes US and Europe.

92

Seeking to develop a cure for chronic Hepatitis B Virus (HBV) infection William H. Collier PRESIDENT AND CEO Previously President and General Manager, North America at ViiV Healthcare, where he led industry-leading launches of new treatments for HIV Michael J. Sofia, PhD CHIEF SCIENTIFIC OFFICER Co-founded OnCore and served as Chief Scientific Significant Unmet Medical Need in HBV Coronavirus Research Initiative Goal of HBV Functional Cure Team with Antiviral Expertise and Proven Track Record Broad HBV Portfolio 16% Ownership in Genevant Officer; previous management roles at Gilead and Pharmasset Gaston Picchio, PhD AB-729 90mg Single Dose Reduces HBsAg and HBV DNA in HBV DNA Positive CHB Subjects; These Data Continue to Support Dosing Intervals of Up to 12 Weeks CHIEF DEVELOPMENT OFFICER Previously in multiple leadership roles at Janssen R&D, including VP, Scientific Innovation Infectious Diseases and Vaccines 1.0 ∆log10 HBsAg (IU/mL) Week 12 mean (SE): -1.02 (0.13) 1.0 ∆log10 HBV DNA (IU/mL) Week 12 mean (SE): -1.53 (0.24) Preclinical Phase 1 Phase 2 Phase 3 Next Key Milestone AB-729 Hepatitis B Initiation of two additional combination Phase 2 trials in 2021 AB-836 Hepatitis B Data from Phase 1a/1b study in 2021 0.0 -0.5 -1.0 -1.5 -2.0 -0.5 -1.0 -1.5 -2.0 -2.5 04 812 Week 162024 -2.5 04 812 Week 162024 Mean (n=5)Individual Mean (n=5)Individual All drugs are investigational and subject to health authority approval. HBsAg: HBV Surface Antigen; HBV: Hepatitis B Virus; CHB: Chronic Hepatitis B. 93

Developing gene therapies to improve the lives of patients with neurodegenerative diseases Pavan Cheruvu, MD CHIEF EXECUTIVE OFFICER Former executive team member at Roivant; trained as a cardiologist; former strategy consultant at McKinsey & Co. Gavin Corcoran, MD CHIEF R&D OFFICER Former CMO of Allergan and Actavis; EVP for Global Medicines Development at Forest Laboratories; Head of Late Stage Clinical Development for Inflammation and Immunology at Celgene Platform Use both AAV and Lentiviral vectors tailored to each disease Potential to be first-in-class (GM1/2) and best-in-class (PD) gene therapy Clinical data in Parkinson’s disease with 21 patients across 5 dose cohorts Partnerships Partnered with leading gene therapy academic organizations including NIH and UMass Partnered with top AAV and Lentiviral manufacturers including Viralgen and Oxford Biomedica Focusing on preclinical and analytical development in new NC lab facility People Gene therapy expertise in neurogenerative diseases 40+ employees across NYC and Raleigh Serve the rare disease and Parkinson’s patient communities as a resource and partner Parag Meswani, PharmD CHIEF COMMERCIAL OFFICER Former Head of US Marketing and Diagnostics at Spark; previously Positive Six-Month Follow-Up Data from Low-Dose Cohort of Phase 1/2 Trial of AXO-AAV-GM1 for GM1 Gangliosidosis 160 % Increase From Baseline in Serum Beta-Galactosidase Enzyme Activity held several corporate and franchise leadership roles at Biogen PreclinicalPhase 1Phase 2Phase 3Next Key Milestone AXO-AAV-GM1 GM1 Gangliosidosis12-month topline data from the low-dose cohort in 2H 2021 AXO-AAV-GM2 GM2 GangliosidosisContinued patient 140 120 100 80 60 40 123 106 138 132 74 123 109 114 71 Cohort Mean: 110% identification, screening, and enrollment in Stage 1 AXO-Lenti-PD Parkinson’s DiseaseFile IND in the US and IMPD in EU All drugs are investigational and subject to health authority approval. 20 0 Day 7Day 14 Day 21 Day 30 Day 45Day 60 Day 75 Day 90Day 180 Data Collection Timepoint% Change from Baseline 94

ROIVANT SCIENCES